UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Light & Wonder, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2025
Dear Stockholder:
You are cordially invited to attend the annual meeting of stockholders of Light & Wonder, Inc. to be held at 3:00 p.m. PDT, with access beginning at 2:45 p.m. PDT, on Tuesday, June 10, 2025 (8:00 a.m. AEST, with access beginning at 7:45 a.m. AEST, on Wednesday, June 11, 2025). This year’s annual meeting will be a virtual meeting of stockholders. We have designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting https://www.virtualshareholdermeeting.com/LNW2025. You will need your 16-digit control number included on your proxy card in order to submit questions and vote during the Annual Meeting.
At the meeting, we will be electing nine members of our Board of Directors and conducting an advisory vote to approve the compensation of our named executive officers. We will also be conducting a vote to approve an amendment and restatement to our 2003 Incentive Compensation Plan to increase the number of shares authorized for issuance thereunder. Finally, we will be asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy in advance of the meeting using one of the advance voting methods described in the accompanying materials.
We look forward to hosting you at the annual meeting.
Sincerely,
Matthew R. Wilson President and Chief Executive Officer
The accompanying Proxy Statement is dated April 30, 2025, and is first being made available to our stockholders on or about April 30, 2025.

LIGHT & WONDER, INC.
6601 Bermuda Road
Las Vegas, NV 89119
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given that the annual meeting of stockholders of Light & Wonder, Inc. (the “Company”) will be held at 3:00 p.m. PDT on Tuesday, June 10, 2025 (8:00 a.m. AEST on Wednesday, June 11, 2025), solely online via the Internet via a live webcast, for the following purposes:
1.
To elect nine members of the Company’s Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

2.
To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.
To approve an amendment and restatement of the Company’s 2003 Incentive Compensation Plan to increase the number of shares of stock authorized for issuance thereunder.

4.
To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

5.
To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 11, 2025 (the “record date”) are entitled to receive notice of and to vote at the meeting and any adjournment thereof.
Access to the Virtual Meeting.   The virtual meeting will begin promptly at 3:00 p.m. PDT (8:00 a.m. AEST). Online access to the virtual meeting will open 15 minutes prior to the start of the annual meeting to allow time for attendees to log in and test their device’s audio system.
Log-in Instructions.   You will be able to attend the annual meeting and vote during the annual meeting via a live webcast by visiting http:/www.virtualshareholdermeeting.com/LNW2025. You will need your 16-digit control number included on your proxy card in order to submit questions and vote during the Annual Meeting.
Submitting Questions in Advance.   You may also submit questions in advance of the meeting until 8:59 p.m. PDT on June 9, 2025 (2:59 p.m. AEST on June 10, 2025) by going to www.proxyvote.com and logging in with your control number.
Voting Prior to or at the Annual Meeting.   An online portal is available to stockholders at www.proxyvote.com, where stockholders of record as of the record date can view and download our proxy materials and 2024 Annual Report and vote their shares in advance of the annual meeting. Stockholders of record as of the record date may vote their shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the meeting.
Technical Assistance.   Technical assistance is available by emailing virtualmeeting@viewproxy.com or dialing the number that will be provided on the log-in page of the meeting.
Whether or not you plan to attend the annual meeting, the Company urges stockholders of record as of the record date to vote and submit their proxy in advance of the meeting using one of the advance voting methods (see page 1 of the accompanying Proxy Statement for additional details).
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 10, 2025:
The Proxy Statement and 2024 Annual Report will be available on or about
April 30, 2025 through the Investors link on our website at
or through www.proxyvote.com.
Dated: April 30, 2025	By Order of the Board of Directors

James Sottile Executive Vice President, Chief Legal Officer and Corporate Secretary

i

LIGHT & WONDER, INC.
6601 Bermuda Road
Las Vegas, NV 89119
PROXY STATEMENT
General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Light & Wonder, Inc. (“Light & Wonder,” “L&W,” the “Company,” “we” or “us”) of proxies to be voted at the annual meeting of stockholders to be held at 3:00 p.m. PDT on Tuesday, June 10, 2025 (8:00 a.m. AEST on Wednesday, June 11, 2025), solely online via the Internet via a live webcast, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.
Access to Proxy Materials
We expect our proxy materials, including this Proxy Statement and our 2024 Annual Report, to first be made available to stockholders on or about April 30, 2025 through the Investors link on our website at www.lnw.com/investors/ or through www.proxyvote.com.
Stockholders Entitled to Vote
All stockholders of record at the close of business on April 11, 2025 are entitled to vote at the meeting. At the close of business on April 11, 2025, 84,836,055 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.
Voting Procedures
You may vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the proxy card that you receive.
If you are the record holder of your shares, you may also vote your shares during the annual meeting (up until the closing of the polls) by following the instructions provided during the annual meeting. If you are not the record holder of your shares (i.e., they are held in “street” name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.
Meeting Format
The 2025 annual meeting of stockholders will be a virtual meeting. Stockholders will only be able to access the annual meeting virtually. The Company has designed the format of the virtual annual meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. More information about the virtual annual meeting, including how to participate, is provided here in this Proxy Statement and on www.lnw.com.

Voting Matters
Stockholders are being asked to vote on the following matters at the annual meeting:
Proposal	Board’s Recommendation
Proposal 1:
Election of Directors (page 4)

The Board and the Nominating and Corporate Governance Committee believe that the nine director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.
FOR each Nominee
Proposal 2:
Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers (page 56)

The Company has designed its executive compensation program to attract, incentivize and retain executive talent, foster excellent business performance and align compensation with the long-term interests of the Company and our stockholders. The Board and the Compensation Committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.
FOR
Proposal 3:
Approval of an amendment and restatement of the Company’s 2003 Incentive Compensation Plan (as amended and restated to date, the “2003 Plan”) (page 58)

The Board and the Compensation Committee have approved an amendment and restatement of the 2003 Plan to, among other things, increase the number of shares available under the 2003 Plan by 2,300,000 shares. The Company is asking stockholders to approve the amendment and restatement of the 2003 Plan so that the Company will be able to continue to, among other things, attract, retain, incentivize, motivate and reward executives, employees, directors and other persons who provide services to the Company and encourage long-term service by such individuals.
FOR
Proposal 4:
Ratification of the Appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm (page 70)

The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of Deloitte.
FOR
All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
Changing Your Vote
A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by attending and voting at the meeting.
Quorum
The presence, including by proxy (regardless of whether the proxy has authority to vote on any matter), of the holders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required
Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.
Each of the other proposals requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting.
Effect of Withheld Votes or Abstentions
If you “WITHHOLD” your vote in the election of directors or “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. Withholding your vote with respect to any of the director nominees will have no effect on the outcome of the election of directors (Proposal 1). Abstaining with respect to the other proposals will have the effect of a vote against such proposals (Proposals 2, 3 and 4).
Effect of Broker Non-Votes
A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present, will have no effect on the outcome of the election of directors (Proposal 1), will have the effect of a vote against the advisory vote on approval of named executive officer compensation (Proposal 2) and will have the effect of a vote against the amendment and restatement to our 2003 Plan (Proposal 3). A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1), the advisory vote on approval of named executive officer compensation (Proposal 2) or approval of an amendment and restatement to our 2003 Plan to increase the shares authorized for issuance thereunder (Proposal 3) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent registered public accounting firm (Proposal 4) and, accordingly, your shares may be voted by your broker or nominee on Proposal 4 without your instructions.

Proposal 1
Election of Directors
The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.
Nominees for Election
The Board has nominated for election as a director to the Board the nine persons named below to serve for a one-year term until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the director nominees is presently serving as a director.
The Board currently consists of all directors elected at the Company’s 2024 annual meeting.
The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.
The name, age (as of April 11, 2025), business experience and certain other information regarding each of the nominees for director are set forth below.
Name	Age	Position with the Company	Director Since
Jamie R. Odell	66	Director (Chair)	2020
Matthew R. Wilson	43	Director; President and Chief Executive Officer	2022
Antonia Korsanos	55	Director (Vice Chair)	2020
Michael Marchetti	56	Director	2024
Hamish R. McLennan	58	Director	2020
Stephen Morro	66	Director	2022
Virginia E. Shanks	64	Director	2021
Timothy Throsby	58	Director	2020
Kneeland C. Youngblood	69	Director (Lead Independent Director)	2018
Jamie R. Odell has served as Chair of the Board since September 2020 and has served as a consultant to the Company with the title of Special Advisor to the CEO since May 2019. He previously served as Chief Executive Officer and Managing Director of Aristocrat Leisure Limited (“Aristocrat”), a global gaming content and technology company and mobile games publisher, from May 2009 to February 2017. Prior to joining Aristocrat, Mr. Odell held senior executive roles in the global beverage industry.
Matthew R. Wilson has served as President and Chief Executive Officer since October 2022. Mr. Wilson is a seasoned executive with over twenty years of gaming industry experience and a proven record of driving growth and creating value. Prior to his role, he served as Interim Chief Executive Officer from August 2022 to October 2022 and as Executive Vice President and Group Chief Executive, Gaming from March 2020 to August 2022. Prior to his time at Light & Wonder, he was President and Managing Director of the Americas at Aristocrat from February 2017 until August 2019. Mr. Wilson began his tenure at Aristocrat in 2004 and held several senior positions in a variety of Aristocrat’s markets during his time there, including serving as Senior Vice President of Global Gaming Operations from October 2015 until February 2017 and Senior Vice President Sales & Marketing Americas from September 2014 until October 2015. His other roles at Aristocrat include Regional Sales Manager and Vice President of Marketing for the Americas.

Antonia Korsanos has served as Vice Chair of the Board since September 2020 and has served as a consultant to the Company with the title of Advisor to the CEO since July 2019. Ms. Korsanos also served as Chair of the Board of SciPlay Corporation from August 2022 to October 2023. Previously, Ms. Korsanos served as the Chief Financial Officer of Aristocrat from 2009 to 2018 and Company Secretary from 2011 to 2018. Prior to joining Aristocrat, Ms. Korsanos held senior leadership roles in the consumer goods industry, including at Goodman Fielder and Kellogg’s. Ms. Korsanos has served as a director of Treasury Wine Estates Limited since April 2020. Ms. Korsanos previously served as a director of Ardent Leisure Group Limited from September 2018 to June 2020, Crown Resorts Limited from May 2018 to October 2021, and Webjet Limited from June 2018 to March 2021.
Michael Marchetti has served as a director of the Company since January 2024. Previously, he served as a director of SciPlay Corporation from July 2019 until October 2023. He has served as Chief Financial Officer of Age of Learning, Inc., a leading education technology business since 2014. Prior to Age of Learning, Inc., Mr. Marchetti was Chief Executive Officer of Buffalo Studios, LLC, the creator of the Bingo Blitz social game, until its acquisition by Caesars Interactive Entertainment, Inc. in 2012. Mr. Marchetti started his mobile and interactive career as a founding executive and Chief Financial Officer of JAMDAT Mobile Inc. in 2000, one of the first publicly traded mobile gaming companies in the U.S., until its acquisition by Electronic Arts Inc. (“Electronic Arts”) in 2006. At Electronic Arts, Mr. Marchetti held various senior executive roles between 2006 and 2011, including as Chief Operating Officer of Electronic Arts’ Interactive division. Mr. Marchetti also served on the Board and as Chairman of the Audit Committee for TechStyle Fashion Group, a global fashion and lifestyle company, from September 2014 until September 2019.
Hamish R. McLennan has over thirty years of experience in the media industry. He is currently Chairman of REA Group Limited, a global online real estate advertising company, since April 2012, Chairman of ARN Media Limited (formerly HT&E Limited), a media and entertainment company operating radio, digital and outdoor businesses, since October 2018, and a Director of Magellan Asset Management since 2016. He was previously Chairman of Rugby Australia Limited, the governing body of rugby union in Australia, from June 2020 to November 2023. Mr. McLennan is an experienced media and marketing executive, previously serving as Executive Chairman and Chief Executive Officer at Network Ten Holdings, an Australian entertainment and news content company, from 2013 to 2015, Executive Vice President for News Corporation, a global diversified media and information services company, in Sydney and New York from 2012 to 2013, and Global Chairman and Chief Executive Officer of Young & Rubicam, a division of WPP, the world’s largest communications services group, from 2006 to 2011. Mr. McLennan has also previously served on the Boards of Directors for the United Negro College Fund (UNCF) and the US Ad Council.
Stephen Morro has served as a director of the Lottery Corporation Limited since December 2023, Dreamscape Entertainment Integrated Resorts from March 2023 to March 2024 and Ocean Resort Casino from June 2018 to January 2023. He served as an advisor to the Chief Executive Officer and North America management team of Aristocrat from March 2020 to January 2022 and as a non-executive director of Aristocrat from December 2010 to February 2020, including as Lead U.S. Director. From 1988 to 2010, Mr. Morro held various roles at International Game Technology PLC, including as President, North American Gaming Division, and Chief Operating Officer, from 2005 to 2007 and 2007 to 2008, respectively. Mr. Morro has over thirty years of experience in the highly regulated gaming industry as a supplier, operator and regulator.
Virginia E. Shanks most recently served as the Strategic Advisor for Penn National Gaming, Inc., a casino entertainment company, until December 2019, following its acquisition of Pinnacle Entertainment Inc. (“Pinnacle”). Previously, Ms. Shanks served as the Executive Vice President and Chief Administrative Officer of Pinnacle, a casino entertainment company from July 2013 to October 2018, and as Executive Vice President and Chief Marketing Officer from October 2010 to June 2013. At Pinnacle, Ms. Shanks was responsible for all company-wide marketing strategies and had oversight of food and beverage, hotel operations, guest service, information technology and gaming operations. Prior to joining Pinnacle in 2010, Ms. Shanks was the Chief Marketing Officer for Multimedia Games from 2008 to 2010, where she led product strategy, project management and investor relations. Before joining Multimedia Games, Ms. Shanks held senior executive positions for more than 25 years at Caesars Entertainment Corporation (predecessor to Caesars Entertainment, Inc.), where she was responsible for setting overall corporate brand strategy and overseeing sports and entertainment marketing, strategic alliances, consumer insights, retail, public relations and nationwide casino promotions. Ms. Shanks also serves on the board of directors for Altria Group, Inc. since 2017 and the board of trustees for EPR Properties since 2019. She has previously served on the board of directors for Global Gaming Women, an independent non-profit organization whose mission is to support, inspire and influence the development of women in the gaming industry, and Make-A-Wish Southern Nevada.
Timothy Throsby previously served as President of Barclays Corporate & International and Chief Executive of Barclays Corporate and Investment Bank from 2017 to 2019. Prior to joining Barclays, Mr. Throsby held senior executive roles with JPMorgan Chase Bank. He has had an extensive career in banking and private equity, working for Credit Suisse and Macquarie before joining Goldman Sachs in 1995 as a Managing Director and Co-Head of Equity Derivatives Asia and Japan. In 2002, he moved to Lehman Brothers to head the Asia and Japan Equities Division, before relocating to New York in 2004 to run the global equity derivatives business, convertibles and risk arbitrage. In 2005, he became President of Citadel Asia and Japan, where he ran their Asian business, located in Hong Kong.
Kneeland C. Youngblood has served as Lead Independent Director since 2021 and as a director of the Company since 2018. Mr. Youngblood has served as a Founding Partner/Chairman and CEO of Pharos Capital Group, LLC, a private equity firm that invests in the healthcare service sector since 1998. Mr. Youngblood served on the board of Core Scientific (listed 2022) from 2023 until 2024 and has previously served on the board of six TPG Pace SPACs between 2015 and 2023. Mr. Youngblood has also previously served on the boards of Starwood Hotels & Resorts Worldwide, Inc. (from 2001 to 2012), The Gap, Inc. (from 2006 to 2012) and Burger King Holdings, Inc. (from 2004 to 2010) and Mallinckrodt Pharmaceuticals (from 2013 to 2022). He also previously served as a trustee of Texas Teachers Retirement System, the Dallas Employee Retirement System and Dallas Police and Fire Pension Fund. He is a Trustee of Caltech and a member of the Council on Foreign Relations.
Qualifications of Directors
Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. Other than the minimum age requirement specified in the Nevada Revised Statutes, a candidate for director does not have to meet specific qualifications in order to be nominated by the Nominating and Corporate Governance Committee or to serve on the Board. However, the Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, although not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board’s overall composition, and make no distinction in the evaluation of nominees recommended by our directors or executive officers, third parties or our stockholders in accordance with the provisions contained in our Third Amended and Restated Bylaws.
In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual’s character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company’s business. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, gaming, social and digital gaming industry experience, experience with global operations, exposure to the development and marketing of technology and consumer products and legal and regulatory experience.
As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.

The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including gaming, social and digital gaming (Messrs. Odell, Wilson, Marchetti and Morro and Mses. Korsanos and Shanks), global operations (all directors), technology (Messrs. Odell, Wilson, Marchetti and Morro and Mses. Korsanos and Shanks), consumer products and marketing (Messrs. Odell, Wilson, Marchetti, McLennan and Morro and Mses. Korsanos and Shanks), legal and regulatory (Mr. Morro and Ms. Shanks), and investment and financial services (Messrs. Throsby, Marchetti and Youngblood and Ms. Korsanos), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Odell, Wilson, Marchetti, McLennan and Throsby), chief operating officer (Mr. Morro), as a chief administrative officer of a casino entertainment company (Ms. Shanks) and as chief financial officer (Mr. Marchetti and Ms. Korsanos). Mr. Youngblood has extensive public policy, government and regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as the Company. Mr. Wilson has served as a senior executive and director of other gaming and entertainment companies, which service has given him deep knowledge of the Company and its businesses and directly relevant management experience. Mr. Youngblood has experience managing and advising a number of public and private companies. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.
THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NINE NOMINEES

Corporate Governance
Overview.   The Company is committed to good corporate governance, which we believe promotes the long-term interests of the Company and our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:
Corporate Governance Highlights

•
Annual election of all directors

•
Six independent director nominees

•
Regular executive sessions of independent directors

•
Separate Chair and Chief Executive Officer roles

•
Lead Independent Director

•
Regular Board and committee self-evaluations

•
Risk management oversight by the Board and committees

•
Consideration of diversity in decisions regarding Board composition

•
Cybersecurity oversight by the Board

•
Oversight of environmental matters, including climate-related risk, by the Board and Nominating and Corporate Governance Committee

•
Oversight of strategy, practices, reporting efforts and risks related to the use of artificial intelligence

•
Code of Business Conduct (and related trainings)

•
Director and officer stock ownership guidelines

•
Executive compensation based on pay-for- performance philosophy

•
Cash and equity compensation clawback policies

•
Anti-hedging and anti-pledging policies for Company stock

•
Stockholder right to call special meetings

•
Stockholder right to act by written consent

•
Absence of an “anti-takeover” rights plan and other “anti-takeover” provisions

•
Board oversight of diversity, equity, inclusion and equal opportunity for all initiatives

•
Human capital oversight by the Board and Compensation Committee

Director Independence.   The Board has adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of NASDAQ. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:
(1)
the director has been employed by the Company (or any subsidiary) at any time within the past three years, other than service as an interim executive officer for a period of less than one year;

(2)
the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

(3)
the director or an immediate family member of the director has accepted any compensation (including any political contribution to a director or family member) from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer, (c) benefits under a tax-qualified retirement plan or non-discretionary compensation or (d) compensation for service as an interim executive officer for a period of less than one year;

(4)
the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization (including a charitable organization) that made payments to, or received payments from, the Company for property or services in the current year or in any of the past three years that exceed the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

(5)
the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(6)
the director or an immediate family member of the director is a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

In applying these standards, the Board determined that each of Messrs. Marchetti, McLennan, Morro, Throsby and Youngblood, and Ms. Shanks, qualify as independent directors, and none has a business or other relationship that would interfere with the director’s exercise of independent judgment. Messrs. Odell and Wilson and Ms. Korsanos do not qualify as independent directors.
The full text of the Board’s Director Independence Guidelines, including information on the additional independence requirements applicable to Board committee members, can be accessed through the Investors — Corporate Governance link on our website at www.lnw.com.
Corporate Governance Guidelines.   The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, director stock ownership guidelines, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the Investors Corporate Governance link on our website at www.lnw.com.
Board Leadership Structure.   As described above, all of the director nominees qualify as independent directors, other than Mr. Odell, our Chair, Ms. Korsanos, our Vice Chair, and Mr. Wilson, our President and Chief Executive Officer. The Audit, Compensation and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Compliance Committee is comprised of independent directors and an industry consultant. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chair of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Chair of the Board, while maintaining the ability to separate the Chair of the Board and Chief Executive Officer roles when deemed appropriate. As noted above, the Chair of the Board and Chief Executive Officer roles are currently held by two different individuals.
In 2021, the Board designated Mr. Youngblood as the lead independent director. The lead independent director’s responsibilities include presiding over regularly held executive sessions of independent directors and coordinating the activities of the independent directors. The lead independent director also provides assistance to the Board and the committees of the Board in their evaluations of management’s performance and carries out other duties assigned by the Board from time to time in areas of governance and oversight.
The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.
Board’s Role in Risk Oversight.   The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management, including ensuring that sufficiently robust risk and compliance policies and procedures are in place and are functioning properly to bring key risk and compliance matters to the Board’s attention. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board’s committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board’s consideration of the Company’s strategies, such as product and market concentration, competition, acquisitions and divestitures and business transformation and other matters presented to the Board, including operational risks, such as information technology, cybersecurity, personnel and supply chain; financial risks, such as financial reporting, valuation, market and liquidity risks, as described below; and environmental, social and governance risks, such as sustainability, social responsibility, diversity, equity and inclusion, management structure and employee compensation. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.
The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (the “Code”) (and related trainings), a separately established ethics and compliance function that includes suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, regular cybersecurity, data flow and data privacy assessments, such as evaluation of network security measures and data protection safeguards, an internal and external audit process, that includes testing controls, internal approval and signature authority processes and legal department review of contracts.
The Board of Directors is central to oversight of cybersecurity risks. The Board of Directors is composed of members with diverse expertise, including risk management, technology, finance and legal, and they have appropriate access to management and third parties (as deemed necessary), equipping them to oversee cybersecurity risks effectively. Day-to-day cybersecurity monitoring and oversight activities are delegated to management.
In connection with the Board’s risk oversight, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors also communicate on a regular basis with senior management on matters relating to risk management.
The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board’s risk oversight function and communicating with management concerning potential risks. In particular, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process and accounting. The Audit Committee also oversees the internal audit function and regularly meets in private with both the Vice President of Internal Audit (who reports functionally to the Audit Committee and administratively to the Chief Financial Officer) and representatives of the Company’s independent auditing firm. The Compensation Committee evaluates risks associated with the Company’s compensation programs, human capital matters and succession planning for executive officers and other senior management and discusses with management procedures to identify and mitigate such risks. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Program as it Relates to Risk” below. The Compliance Committee is active in overseeing the Company’s compliance with the laws applicable to the Company’s business, including gaming, anti-money laundering, anti-bribery, sanctions lists, anti-slavery, trade (export and import) laws, as well as compliance with the Code of Business Conduct and related policies by employees, officers, directors and other representatives of the Company. In addition, the Compliance Committee oversees a compliance review process, which is designed to ensure that the vendors, consultants, customers and business partners of the Company are “suitable” or “qualified” as those terms are used by applicable gaming authorities, and regularly meets separately with the Chief Compliance Officer (who reports functionally to the Chief Legal Officer and has a direct reporting line to the Compliance Committee). The Nominating and Corporate Governance Committee oversees risks related to composition, succession and structure of the Board, as well as risks related to environmental matters, including climate-related risks.
Environmental, Social and Governance (“ESG”).   We believe that ESG priorities are an important part of our responsibility to be a good corporate citizen, help shape our competitive edge and enable the Company to better attract investments and drive enterprise value. In 2023, we established an ESG Council to serve as the governing body of our ESG efforts across the organization. The ESG Council reports to the Nominating & Governance Committee of the Board on a quarterly basis.
Our Corporate Social Responsibility (“CSR”) priorities support responsible business development, and the local communities where the Company does business. We are committed to supporting these key pillars that align to ESG standards:
our Community: Charitable contributions, community impact, and employee volunteerism;
our People: Fostering diversity, equity, inclusion, belonging and culture;

our Planet: Environmental sustainability, responsible operations, and preservation of natural resources;
our Players: Responsible gaming, advocacy and stewardship, education, awareness and treatment; and
Corporate Governance: System of corporate responsibility, code of conduct, and ethics by which we operate and govern.
Environmental sustainability.   We aim to include environmental sustainability and social responsibility as a key part of the Company’s operations. We aim to align to the requirements of the International Organization for Standardization (“ISO”) 14001 guidelines and the UN Sustainable Development Goals to support the preservation of natural resources. Additionally, our facilities comply with all jurisdictional environmental regulations, and many aim to take further action to reduce our carbon footprint, gas usage, water usage and landfill waste to maximize recycling efforts and our ability to divert renewable commodities from landfills. We established a Sustainability Committee to make key decisions, monitor environmental regulatory requirements and policies, support sustainable business practices and operations, evaluate opportunities to preserve and protect the natural environments in which we operate and report on regional and global environmental impact.
Responsible gaming and philanthropy are cornerstones of our ESG priorities. We support public education and awareness campaigns, aim to comply with the American Gaming Association (“AGA”) Responsible Gaming Code of Conduct for advertising and marketing, and serve on boards and committees including the International Center for Responsible Gaming; American Gaming Association Responsibility Committee; American Gaming Equipment & Manufacturing Responsible Gaming Committee; National Council on Problem Gaming Responsibility Committee; Industry Group for Responsible Gaming; European Association for the Study of Gambling; and the Nevada Resort Association Corporate Social Responsibility Committee. We have installed responsible gaming software, which provides players the ability to personalize a gaming budget on device, in casinos located in Australia, Canada, New Zealand and the U.S. We established a Responsible Gaming Committee to make key decisions, monitor gaming regulatory requirements, foster industry stewardship, player resources and identify opportunities to foster awareness, education and treatment programs.
Through our charitable giving, employee volunteerism and community outreach programs, we have given back to communities and charities globally that support STEAM education (combining science, technology, engineering, arts and math), environmental sustainability, food insecurities, responsible gaming, diversity, equity and inclusion initiatives, social impact and equal rights initiatives, homelessness, veterans and military family programs, disaster relief, domestic violence and many other causes. We established a Social Impact Committee to cross collaborate with our local divisions across the organization on social impact programs, philanthropy and charitable giving, employee volunteerism, economic impact, employee engagement and culture programs, and reporting on global impact.
Diversity, Equity and Inclusion (“DEI”).   One of the Company’s core values is “Celebrate Perspectives” which drives our focus on fostering a highly inclusive culture and celebrating our unique and diverse global perspectives. The Company formulated a diversity, equity and inclusion strategic plan and established a DEI Council in 2020 with representation from our Board of Directors and other senior executives as members. The DEI Council makes key decisions, reviews initiatives and identifies areas that require further development to advance the mission of our DEI strategy, which is to give everyone equal opportunities, regardless of their backgrounds or personal characteristics.
We also strive to develop strong connections with diverse suppliers that share our values. Leaders within our People Capability function work to embed these principles in all human capital functions of the organization. These department leaders partner with the business to assist in these efforts and practices related to Culture, Retention & Belonging; Talent Acquisition & Recruiting; Learning & Development; and Equitable Policies, Benefits and Rewards. In support of the Company’s core values, the Board oversees the Company’s diversity, equity and inclusion policies and practices and compliance with its responsibilities as an equal opportunity employer. As the DEI Board representative, Mr. Youngblood is part of the DEI Council and provides an update to the Board at each quarterly Board meeting on the Company’s initiatives with respect to diversity, equity and inclusion, workplace culture and related matters for the Company.

Light & Wonder ranked in the top 10 organizations in the All-In Diversity Project — All-Index, an annual benchmark for diversity, equality and inclusion across the global betting and gaming industry. The All-In Diversity Project is a non-profit based in the United Kingdom that serves as a central data resource for the industry and offers helpful tools to create inclusive products, policies, and diverse workforces. As a founding member, the Company works collaboratively with partners to determine expectations and standards for the gaming industry, while driving a conversation to establish global standards for gaming industry operators and suppliers.
Board Diversity Matrix (as of April 11, 2025)
Total Number of Directors	9
	Female	Male	Non-Binary	Not Disclosed
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	1	—
Alaskan Native or Native American	—	—	—
Asian	—	—	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—
White	1	5	—
Two or More Races or Ethnicities	—	—	—
LGBTQ+	—	—	—
Demographic background not disclosed				2
Board Meetings.   The Board held a total of six meetings during 2024, including six at which executive sessions were held with no members of management present. During 2024, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.
Board Committees.   The Board has four standing committees: the Audit Committee; the Compensation Committee; the Compliance Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors with the exception of the Compliance Committee, which is comprised of four independent directors and Patricia Becker, a gaming industry consultant.
The Board has approved charters for each Board committee, which can be accessed through the Investors — Corporate Governance link on our website at www.lnw.com. The current membership of each committee is as shown in the table below.
Audit Committee	Compensation Committee	Compliance Committee	Nominating and Corporate Governance Committee
Michael Marchetti (Chair)	Hamish R. McLennan (Chair)	Stephen Morro (Chair)	Kneeland C. Youngblood (Chair)
Virginia E. Shanks Timothy Throsby	Michael Marchetti Stephen Morro Virginia E. Shanks	Virginia E. Shanks Timothy Throsby Kneeland C. Youngblood Patricia Becker	Michael Marchetti Hamish R. McLennan Stephen Morro
Audit Committee.   The Audit Committee is responsible for hiring the Company’s independent registered public accounting firm and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and our independent registered public accounting firm, the Company’s internal accounting controls, the financial statements, the report and recommendations of our independent registered public accounting firm, the scope of the audit and the qualifications and independence of the auditor. The Audit Committee also oversees the

Company’s internal audit function. The Board has determined that each member of the Audit Committee is independent under the listing standards of NASDAQ, the independence standards under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s Director Independence Guidelines, and that Mr. Marchetti qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K of the rules of the SEC. The Audit Committee held five meetings during 2024.
Compensation Committee.   The Compensation Committee sets the compensation of the President and Chief Executive Officer and other senior executives of the Company and administers the equity incentive plans and executive compensation programs of the Company and determines eligibility, award opportunities and performance criteria under these plans and programs. The Compensation Committee makes recommendations to the Board for the adoption of new employee benefit plans and equity incentive plans and for any modifications to the compensation program for non-employee directors and oversees the Company’s human capital matters. The Board has determined that each member of the Compensation Committee is independent under the listing standards of NASDAQ and the Company’s Director Independence Guidelines and qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee held four meetings during 2024.
Compliance Committee.   The Compliance Committee is responsible for providing oversight of the Company’s program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming and anticorruption laws, and with respect to compliance with the Code by employees, officers, directors and other representatives of the Company. The Compliance Committee held four meetings during 2024.
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices, overseeing the annual self-assessments of the Board and its committees and overseeing the Company’s environmental matters. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of NASDAQ and the Company’s Director Independence Guidelines. The Nominating and Corporate Governance Committee held four meetings during 2024.
Other than the minimum age requirement specified in the Nevada Revised Statutes, the Nominating and Corporate Governance Committee does not impose specific qualifications requirements on candidates for director and will consider individuals suggested as candidates by our stockholders in accordance with the provisions contained in our Third Amended and Restated Bylaws. Each notice of nomination submitted in this manner must contain the information specified in our Third Amended and Restated Bylaws, including, but not limited to, information with respect to the beneficial ownership of our common stock held by the proposing stockholder and any voting or similar agreement the proposing stockholder has entered into with respect to our common stock.
To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the annual meeting of stockholders and no later than the later of (i) the 90th day prior to the annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.
Each notice of nomination should include the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate’s background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the President and Chief Executive Officer and third parties. The Nominating and Corporate

Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.
Stockholder Communications with Directors.   Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Corporate Secretary of the Company at Light & Wonder, Inc., 6601 Bermuda Road, Las Vegas, NV 89119. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.
Attendance at Stockholders’ Meetings.   The Company encourages directors to attend the annual stockholders’ meeting. Last year, all nine directors standing for election attended the annual meeting.
Compensation Committee Interlocks and Insider Participation.   None of the Compensation Committee members (i) has ever been an officer or employee of the Company or (ii) was a participant in a Related Person Transaction (as defined in “Certain Relationships and Related Person Transactions”) in 2024. None of the Company’s executive officers serves, or in 2024 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or who in 2024 served, as a member of the Board or the Compensation Committee.
Code of Business Conduct.   The Board has adopted the Code, which applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies, including the Company’s work environment and human rights. The full text of the Code can be accessed through the Investors — Governance link on our website at www.lnw.com.

Director Compensation
The compensation paid to each of our directors in 2024 is described below, other than the compensation of Matthew Wilson, our President and Chief Executive Officer, who also served on the Board during 2024, and whose compensation is disclosed in the section entitled “Executive Compensation”.
Non-Employee Director Compensation.   The compensation program for Eligible Directors (as defined below) consists of annual retainers and equity awards (the “Eligible Director compensation program”). In 2024, under the Eligible Director compensation program, Eligible Directors were entitled to receive:
(1)
an annual retainer for service on the Board of $90,000;

(2)
an annual retainer for service on a committee of $10,000 (or $15,000, in the case of the Audit Committee);

(3)
an annual retainer for the chair of the Audit Committee of $35,000;

(4)
an annual retainer for the chairs of the Compensation Committee and the Compliance Committee, in each case, of $25,000;

(5)
an annual retainer for the chair of the Nominating and Corporate Governance Committee of $20,000;

(6)
an annual retainer of $35,000 for the Lead Independent Director; and

(7)
an annual grant of restricted stock units (“RSUs”) with a grant date value of $210,000, vesting on the first anniversary of the grant date, provided the Eligible Director satisfied the Board’s attendance requirement for the prior calendar year, as discussed below.

An Eligible Director may elect to receive all or a portion of his or her cash retainers in the form of shares instead of cash. In 2024, none of the Eligible Directors elected to receive shares in lieu of their cash retainers.
New Eligible Directors generally receive stock options for 10,000 shares of our common stock (with a four-year vesting schedule), in lieu of the annual grant of RSUs, upon joining the Board. Such award is intended to provide additional compensation over the course of the first four years a director serves in recognition of the additional effort required for a new director to familiarize himself or herself with the Company and its businesses. For 2024, “Eligible Directors” consisted of all directors other than Messrs. Wilson and Odell and Ms. Korsanos, who were instead compensated based on their employment (in the case of Mr. Wilson) or consulting (in the case of Mr. Odell and Ms. Korsanos) agreement with the Company. The compensation for Mr. Wilson is discussed in the section entitled “Executive Compensation”, and the compensation for each of Mr. Odell and Ms. Korsanos is described below.
The elements of the Eligible Director compensation program are periodically evaluated and determined by the Compensation Committee, which takes into account competitive director compensation data provided by its independent compensation consultant, Compensation Advisory Partners LLC, or CAP, for companies in a peer group of comparably sized companies in related industries as well as a general industry group of comparably sized companies. The Compensation Committee uses the comparative data provided by CAP as a general indicator of relevant market conditions, but does not set specific benchmark targets for total director compensation or for individual elements of the Eligible Director compensation program.
Awards of stock options and RSUs are subject to forfeiture if an Eligible Director leaves the Board prior to the scheduled vesting date for any reason, except that the vesting of such awards would accelerate in full upon an Eligible Director ceasing to serve on the Board due to death or disability.
The number of RSUs awarded to each Eligible Director in respect of his or her annual grant for 2024 was determined by dividing the grant date value of $210,000 by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date and rounding down to the nearest whole number. As a result, 2,159 RSUs were awarded to each Eligible Director in 2024.
Eligible Directors with unexcused absences exceeding 25% of the meetings held by the Board and committees on which they served in the prior year are not eligible to receive an annual award of RSUs except that Eligible Directors with less than six months of service in the prior year are not subject to such threshold with respect to the first grant made after becoming a director. All Eligible Directors serving at the time of grant (June 2024) satisfied the attendance requirements applicable for the 2024 annual awards.
Compensation Arrangements with Mr. Odell and Ms. Korsanos. Prior to being elected to the Board, Mr. Odell and Ms. Korsanos served as consultants to the Company and were compensated for such services pursuant to their consulting agreements with the Company. Since Mr. Odell and Ms. Korsanos were expected to continue to provide such services following their election to the Board, and such services were expected to increase, it was determined that Mr. Odell and Ms. Korsanos should continue to be compensated for their consulting services to the Company and should not participate in the Eligible Director compensation program.
Mr. Odell and Ms. Korsanos therefore receive annual consulting fees of $900,000 and $600,000, respectively, and do not receive any cash retainers or annual equity grants under the Eligible Director compensation program. In addition, in recognition of the value of the consulting services provided by Mr. Odell and Ms. Korsanos and the value unlocked by the acquisition in October 2020 by a group of long-term institutional investors of a 34.9% stake in the Company from MacAndrews & Forbes Incorporated, in which Mr. Odell and Ms. Korsanos played critical roles, and to further align their interests with stockholders and drive stock price growth, each of Mr. Odell and Ms. Korsanos received a one-time grant of 662,933 stock options. Vesting of these stock options was subject to achieving one or more stock price hurdles or continued service through a specified date. Since the stock price hurdles were achieved, all of the stock options are vested.
In 2023, following a review by CAP of Mr. Odell’s and Ms. Korsanos’s consulting fees in light of the significant increase in the Consumer Price Index since they entered into their fixed-fee consulting agreements in 2020, each of Mr. Odell and Ms. Korsanos received a grant of 6,413 and 4,252 RSUs, respectively, in lieu of increased consulting fees plus a grant of 10,000 RSUs in exchange for agreeing to a three-year extension of their consulting agreements. Each of the foregoing RSU awards, which were granted on December 11, 2023, have vested as to one-third of the award and the remainder will vest in two substantially equal installments on October 1 of each of 2025 and 2026.
Director Compensation for 2024.   The table below shows the compensation earned by each of our directors for 2024, other than Mr. Wilson, whose compensation is reflected in the Summary Compensation Table below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Jamie R. Odell(5)	900,000(3)	—	—	900,000
Antonia Korsanos(5)	600,000(3)	—	—	600,000
Kneeland C. Youngblood	179,372(4)(6)	209,952	—	389,324
Hamish R. McLennan	125,000(2)	209,952	—	334,952
Stephen Morro	130,696(2)	209,952	—	340,648
Michael Marchetti(7)	123,758(2)	209,952	525,346	859,056
Virginia E. Shanks	118,545(2)	209,952	—	328,497
Timothy Throsby	115,000(2)	209,952	—	324,952
Michael J. Regan(8)	46,850(2)	—	—	46,850
Maria T. Vullo(8)	39,909(2)	—	—	39,909

(1)
Reflects the grant date fair value of RSUs awarded during 2024 to all Eligible Directors. The grant date fair values are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”) and were determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)
Reflects the grant date fair value of stock options awarded to Mr. Marchetti in connection with his election to the Board, effective as of January 15, 2024, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)
Reflects the consulting fees for Mr. Odell and Ms. Korsanos as described above.

(4)
Reflects annual retainers earned by Eligible Directors for 2024, except that in the case of Mr. Regan and Ms. Vullo, the amounts are pro-rated to reflect the portion of the year the individual spent on the Board. In the case of any Eligible Director who changes committee assignments during the year, the applicable retainers are subject to a pro rata adjustment to reflect the amount of time spent on the applicable committee during the year.

(5)
As described above, during 2024, Mr. Odell and Ms. Korsanos did not receive any additional compensation in respect of his or her service as a director.

(6)
Includes an annual retainer of $20,000 in respect of Mr. Youngblood’s services as a member of the DEI Council.

(7)
Mr. Marchetti joined the Board effective as of January 15, 2024.

(8)
Mr. Regan and Ms. Vullo decided not to stand for reelection at the 2024 annual meeting of stockholders and their directorship simultaneously expired on June 5, 2024.

The table below shows the number of stock options and unvested RSUs held by each of our directors as of December 31, 2024, except for (i) Mr. Wilson, whose stock options and unvested RSUs are reflected in the Outstanding Equity Awards at Fiscal Year-End Table below and (ii) Mr. Regan and Ms. Vullo, each of whom was no longer a director as of such date:
Name	Stock Options (in shares)	RSUs
Jamie R. Odell	677,933(1)	10,943(2)
Antonia Korsanos	677,933(1)	9,502(2)
Kneeland C. Youngblood	10,000(3)	2,159
Hamish McLennan	10,000(3)	2,159
Stephen Morro	10,000(3)	2,159
Michael Marchetti	10,000(3)	2,159
Virginia Shanks	10,000(3)	2,159
Timothy Throsby	10,000(3)	2,159

(1)
Reflects two grants of stock options to each of Mr. Odell and Ms. Korsanos. 15,000 of the stock options held by each of Mr. Odell and Ms. Korsanos were granted on May 16, 2019 and August 26, 2019, respectively, with an exercise price of $20.74 and $17.26, respectively, and which vested and became exercisable on May 15, 2021 and August 21, 2021, respectively. The remaining 662,933 stock options held by each of Mr. Odell and Ms. Korsanos were granted on September 28, 2020, each with a three-year vesting schedule (subject to earlier vesting in the event certain specified stock price thresholds were achieved) and an exercise price of $35.42. Each of these stock option grants vested and became exercisable in fiscal year 2021, due to the achievement of the stock price thresholds on such dates.

(2)
Reflects RSUs granted to Mr. Odell and Ms. Korsanos on December 11, 2023, in consideration for their continued consulting services, each of which has vested as to one-third of the award and the remainder of which will vest in two substantially equal installments on October 1 of each of 2025 and 2026.

(3)
Reflects stock options granted to Mr. Youngblood on August 6, 2018, Mr. Throsby on October 7, 2020, Mr. McLennan on November 11, 2020, Ms. Shanks on June 11, 2021, Mr. Morro on August 17, 2022 and Mr. Marchetti on January 15, 2024, in connection with the applicable director joining the Board, each with a four-year vesting schedule and an exercise price of $37.35, $35.81, $34.12, $74.16, $57.67 and $80.36, respectively. Messrs. Youngblood, McLennan and Throsby’s stock options vested and became exercisable on the first four anniversaries of their respective dates of grant. The first three installments of

Ms. Shanks’s stock options vested and became exercisable on the first three anniversaries of the date of grant and the balance is scheduled to vest and become exercisable on the fourth anniversary of the date of grant. The first two installments of Mr. Morro’s stock options vested and became exercisable on the first and second anniversaries of the date of grant and the balance is scheduled to vest and become exercisable in two equal installments on the third and fourth anniversaries of the date of grant. The first installment of Mr. Marchetti’s options vested and became exercisable on the first anniversary of the date of grant and the balance is scheduled to vest and become exercisable on the remaining three anniversaries of the date of grant.
Director Stock Ownership Guidelines
The stock ownership guidelines are intended to align the financial interests of our officers and directors with the interests of our stockholders. These guidelines provide that directors (including our Chair and Vice Chair), other than our President and Chief Executive Officer, who is subject to the officer stock ownership requirements, are required to own the number of shares of our common stock equal to at least five times the director’s annual retainer divided by the preceding 200-day average closing price of such shares.
Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs to be settled in shares and shares owned by immediate family members, count for purposes of the guidelines, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs do not.
Each covered director has five years to comply from the date the director became subject to the policy. At present, all of our covered directors are in compliance with the ownership guidelines. Mr. Marchetti (who joined the Board in January 2024) will have until January 2029 to satisfy the required level of ownership.

Security Ownership
The following table sets forth certain information as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors and director nominees, each of our named executive officers and all of our directors and executive officers as a group. The number of shares and the percentages of beneficial ownership set forth below are calculated as of April 11, 2025, unless otherwise noted, based on outstanding shares of 84,836,055. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.
Name and Address of Beneficial Owner	Number(1)	Percent(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,128,510(2)	10.8%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	8,488,734(3)	10.0%
Caledonia (Private) Investments Pty Limited Level 10, 131 Macquarie Street Sydney, NSW, 2000, Australia	8,319,666(4)	9.8%
Fine Capital Partners, L.P. 1350 Avenue of the Americas, Suite 1610 New York, New York 10019	7,741,373(5)	9.1%
Jamie R. Odell	703,403(6)	*
Matthew R. Wilson	162,943	*
Antonia Korsanos	692,996(7)	*
Siobhan Lane	30,347	*
Michael Marchetti	5,659	*
Hamish R. McLennan	51,532(8)	*
Stephen Morro	17,415	*
Virginia E. Shanks	16,819	*
Timothy Throsby	32,082	*
Kneeland C. Youngblood	38,164	*
James Sottile	127,406	*
Oliver Chow	5,232	*
All current directors and executive officers as a group (consisting of 12 persons)(9)	1,883,998	2.2%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 11, 2025 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 11, 2025:

Mr. Odell — 677,933 stock options; Ms. Korsanos — 677,933 stock options; Mr. McLennan — 2,159 RSUs and 5,000 stock options; Mr. Marchetti — 2,159 RSUs and 2,500 stock options; Mr. Morro — 2,159 RSUs and 5,000 stock options; Ms. Shanks — 2,159 RSUs and 7,500 stock options; Mr. Throsby — 2,159 RSUs and 10,000 stock options; Mr. Youngblood — 2,159 RSUs and 10,000 stock options; and Mr. Sottile — 40,266 stock options.

(2)
Based on an amendment to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, reporting beneficial ownership as of December 29, 2023. The Schedule 13G states that The Vanguard Group has shared voting power with respect to 313,754 shares, sole dispositive power with respect to 8,728,326 shares and shared dispositive power with respect to 400,184 shares.

(3)
Based on an amendment to Schedule 13G filed with the SEC on November 8, 2024 by Blackrock, Inc., reporting beneficial ownership as of September 30, 2024. The Schedule 13G states that Blackrock, Inc. has sole voting power with respect to 8,239,013 shares and sole dispositive power with respect to 8,488,734 shares.

(4)
Based on an amendment to Schedule 13G filed with the SEC on February 14, 2025 by Caledonia (Private) Investments Pty Limited, reporting beneficial ownership as of December 31, 2024. The Schedule 13G states that Caledonia (Private) Investments Pty Limited has shared voting power with respect to 8,319,666 shares and shared dispositive power with respect to 8,319,666 shares.

(5)
Based on an amendment to Schedule 13G filed with the SEC on November 12, 2024 by Fine Capital Partners, L.P., Fine Capital Advisors, LLC, Adom Partners, L.P. and Ms. Debra Fine, reporting beneficial ownership as of September 30, 2024. The Schedule 13G states that each such person with the exception of Adom Partners, L.P. has shared voting power and shared dispositive power with respect to 7,741,373 shares and that Adom Partners, L.P. has shared voting power and shared dispositive power with respect to 4,833,999 shares.

(6)
Includes 10,000 shares held by the Jamie and Caroline Odell Superannuation Fund, of which Mr. Odell is a beneficiary.

(7)
Includes 313 shares held by Ms. Korsanos’s child.

(8)
Includes 5,000 shares held by Linyanti Holdings Pty Limited ATF McLennan Superannuation Fund, a retirement fund of which Mr. McLennan is the beneficiary, and 9,750 shares of common stock held by Londolozi Pty Limited ATF Londolozi Family Trust, of which Mr. McLennan serves as trustee.

(9)
Includes 1,436,132 shares issuable upon exercise of stock options and 12,954 shares issuable upon vesting of RSUs as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 11, 2025.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and program, the compensation decisions made by the Compensation Committee and the matters considered in making such decisions. The Company’s executive compensation program is administered by the Compensation Committee, referred to in this section as the “Committee”. The Committee is responsible for determining the compensation of the Company’s President and Chief Executive Officer and other executive officers of the Company, and for overseeing the Company’s executive compensation program.
Our executive compensation program is designed to attract, reward and retain our executive officers. This Compensation Discussion and Analysis focuses on the compensation of our “named executive officers” for the fiscal year ended December 31, 2024, who were:
Executive	Position
Matthew Wilson	President and Chief Executive Officer
Oliver Chow	Executive Vice President, Chief Financial Officer and Treasurer
James Sottile	Executive Vice President, Chief Legal Officer and Corporate Secretary
Siobhan Lane	Executive Vice President and Group Chief Executive, Gaming
As used in this Compensation Discussion and Analysis and the tables and narratives that follow, “LWICP” refers to our annual management incentive compensation program.
Executive Summary
Light & Wonder is a leading cross-platform global games company with a focus on content and digital markets headquartered in Las Vegas, Nevada. Our portfolio of revenue-generating activities primarily includes supplying game content and gaming machines, CMSs and table game products and services to licensed gaming entities; providing social casino and other online games, including casual gaming, to retail customers; and providing a comprehensive suite of digital gaming content, distribution platforms and player account management systems, as well as various other iGaming content and services. We report our results of operations in three business segments — Gaming, SciPlay and iGaming — representing our different products and services.
Our 2024 executive compensation program reflected key business priorities relating to operational and financial considerations, including the continued innovation to provide best in class content and systems and support growth in our product lines and services worldwide, creation of cash flow for efficient capital management, while continuing to invest in our business, and realization of ongoing cost savings.
Compensation Program Highlights for 2024
The following is a summary of the highlights of the Company’s executive compensation program:
Executive pay is substantially at risk because it largely consists of one or more types of performance-based compensation that varies in value based on our stock price, or that can only be earned upon achievement of pre-approved financial targets. The amount of 2024 at-risk pay as a percentage of total compensation for our President and Chief Executive Officer and the average for the other current named executive officers is shown below:
Executive	At-Risk Pay(1)
Mr. Wilson	81%
Other Named Executive Officers	73%

(1)
Calculated based off target total annual direct compensation in effect as of December 31, 2024, when the

Committee generally made executive compensation decisions for the year. At-risk pay includes target LWICP and target grant date value of equity award.
We utilized two different performance metrics in our 2024 LWICP, to avoid undue emphasis on any one metric.
Achievement of two LWICP performance metrics — revenue, subject to certain adjustments (“LWICP Revenue”), and Consolidated AEBITDA, as reported in our earnings release, subject to further adjustments (“LWICP AEBITDA”) — provided for a payout under the terms of the LWICP to our named executive officers of approximately 98.4% of target. Each of LWICP Revenue and LWICP AEBITDA was measured on a company-wide basis for all executives and on a business segment basis for Ms. Lane since she manages one of our business segments. LWICP Revenue and LWICP AEBITDA are non-GAAP financial measures with reconciliation provided in Appendix A.
Annual bonuses have varied over the past five years as shown below.
Annual Bonus Achievement as a% of Target Bonus Opportunity
Executive Officers with Company-wide Responsibilities
2020	2021	2022	2023	2024
25.0%	139.9%	109.3%(1)	114.1%	98.4%(2)

(1)
In 2022, actual payouts were voluntarily reduced to 103.0%.

(2)
In 2024, the Committee exercised discretion to reduce the payout for certain employees to 91.3%.

One-half of the 2024 equity awards for each executive officer vest based on the achievement of performance goals. Half of the performance-based awards are subject to a total shareholder return target, and the remaining half are subject to an LWICP AEBITDA target with payouts that will be determined by the Committee in 2027 following the end of the 3-year performance period in 2026.
Commitment to Good Governance and Best Practices
As part of its ongoing review of our executive compensation program, the Committee considers the results of our last “say on pay” proposal, which was approved by approximately 98% of the votes cast at the 2024 annual meeting of stockholders (i.e., excluding abstentions and broker non-votes). As a result of such continued and strong stockholder support, the Committee did not consider significant changes to our compensation program to be necessary, and continued the practices that resulted in such strong support, including using multiple metrics for each performance-based element of our compensation program, setting an aggressive payout curve for our LWICP that requires 85% of a target metric to be achieved before an award is payable and utilizing relative total shareholder return as a metric for our annual equity awards.
To ensure its commitment to good governance of our executive compensation program, the Committee and the Board continued a number of policies that are viewed favorably by our stockholders, including:
Objectives and Components of Compensation Program
The objectives of our executive compensation program are to attract, incentivize and retain executive talent, to encourage and reward excellent performance by executives whose contributions drive the success of the Company and to create value for our stockholders. The program is structured to provide compensation packages that are competitive with the marketplace, to reward executives based on Company and, in certain circumstances, individual performance, to encourage long-term service and to align the interests of management and stockholders through incentives that encourage annual and long-term results.

Light & Wonder Policy/Practice	Details
No guaranteed salary increases	Our named executive officers are not entitled to contractual inflation-based salary increases.
Challenging, but achievable financial objectives in incentive plans
Performance metrics support important business priorities, and in 2024 we used two metrics to avoid undue emphasis on any one performance goal. In general, no LWICP bonus was payable unless at least 85% of the targeted amount was achieved, and the payout percentage at the threshold level was only 25% of an executive’s target bonus opportunity.

Equity awards are 50% performance-based
One-half of the 2024 equity awards granted to executive officers vest based on the achievement of performance goals. We also split equity awards to ensure appropriate alignment between incentive compensation and our long-term business goals.

Stock ownership guidelines
The Company’s stock ownership guidelines apply to our directors, President and Chief Executive Officer and executive officers who report directly to our President and Chief Executive Officer. The guidelines encourage a long-term perspective in managing the Company and further align the interests of our executive officers and directors with the interests of stockholders. See “— Corporate Governance Policies — Stock Ownership Guidelines” below for additional information.

Clawback policies
The Company maintains a clawback policy that exceeds the requirements of NASDAQ and the Dodd-Frank Act, which subjects cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “— Corporate Governance Policies — Clawback Policies” below for additional information.

Hedging and pledging policies
The Company prohibits employees and directors from engaging in hedging transactions and from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. See “— Corporate Governance Policies — No Hedging and No Pledging Policies” below for additional information.

Independent compensation consultant	The Committee benefits from its use of an independent compensation consulting firm, CAP, which provides no other services to the Company.
Periodic risk assessment	The Committee has concluded that our executive compensation program does not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.
No excise tax gross-ups	We do not agree to pay excise tax gross-ups.
No loans to executive officers	We do not make personal loans to our executive officers.
The principal components of the Company’s executive compensation program consist of base salaries, annual performance-based incentive compensation and long-term incentive compensation. The Company also has employment agreements and other arrangements with named executive officers that include severance and change in control protections. The following is a description of the Company’s compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objective
Base Salary	• Provides fixed level of compensation	• Attracts and retains executive talent
Annual Incentive Compensation
•
Target level of annual incentive compensation provides an attractive total incentive opportunity that incentivizes achievement of the Company’s financial goals by tying payouts to Company financial performance, with actual annual incentive compensation payouts depending upon Company and, in certain circumstances, individual performance

•
Fosters excellent business performance

•
Aligns executive and stockholder interests by linking all or a portion of compensation to the annual performance of the Company

•
Attracts and retains executive talent

Long-Term Incentive Compensation (time- and performance-vesting RSUs)
•
Target level of long-term incentive compensation provides a market-competitive equity opportunity

•
Vesting of one-half of equity awards is conditioned upon achievement of a financial performance target or share price appreciation relative to a market index to align executive pay with stockholder interests

•
Time-vesting RSUs promote executive retention

•
Aligns executive and stockholder interests by linking a portion of compensation to long-term Company performance

•
Fosters excellent business performance that creates value for stockholders

•
Attracts and retains executive talent

•
Encourages long-term service

Severance and Change of Control Protections
•
Severance provisions under employment agreements provide benefits to ease an employee’s transition in the event of an unexpected employment termination by the Company due to changes in the Company’s employment needs

•
Change in control protections encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes

• Attracts and retains executive talent • Encourages long-term service
Base Salary
The base salaries of the Company’s executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer’s responsibilities, experience and contributions and internal equity considerations. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably.
Effective as of April 1, 2024, the Committee approved modest base salary increases for each of Messrs. Wilson and Sottile and Ms. Lane. Mr. Chow received no base salary increase given his recent promotion to the role in December 2023.

The base salaries for each NEO effective as of April 1, 2024, were as follows:
Name	2023 Salary ($)	2024 Salary ($)	Salary Change (%)
Matthew Wilson	$1,300,000	$1,332,500	2.5%
Oliver Chow	$625,000	$625,000	—
James Sottile	$700,000	$717,500	2.5%
Siobhan Lane	$750,000	$768,750	2.5%
Annual Incentive Compensation
The Committee reviews the design of the LWICP each year with a view to realizing desired corporate objectives and in light of management’s recommendation as to financial targets and payout structure. In recent years, this review has focused on structuring an annual bonus payout scale that the Committee deems appropriate in light of our growth objectives, our commitment to pay down debt and our interest in managing incentive compensation costs. For 2024, the Committee approved an annual bonus payout structure under which achievement of targeted financial performance would generally result in the payout of the executive officer’s target bonus opportunity. Achievement of 85% or 130% or greater of financial targets would result in payouts of 25% and 200%, respectively, of an executive’s target bonus opportunity with respect to that metric. Achievement of below 85% of a financial target would result in no payout with respect to that metric.
For 2024, annual bonuses under the LWICP for our executives with Company-wide responsibilities were earned based on the Company’s performance, relative to pre-determined financial targets based on LWICP Revenue and LWICP AEBITDA, each measured on a consolidated basis. For executives who oversee a business segment, annual bonuses were determined based on a combination of overall Company metrics, with LWICP Revenue and LWICP AEBITDA measured on a consolidated basis and business segment financial targets, as set forth in more detail below. LWICP Revenue and LWICP AEBITDA are non-GAAP metrics, and a reconciliation of these metrics is provided in Appendix A. In all cases, annual bonuses were not guaranteed, even if the financial goals were achieved, and the Committee retained discretion to adjust bonus payouts if it thought circumstances, including an executive’s individual performance, warranted it. For all employees, the Committee determined that earned 2024 bonuses would be, and in March 2025 were, paid in the form of vested shares.
Based on the 2024 LWICP structure, the named executive officers had the following bonus opportunities:
Executive	Threshold Annual Bonus Opportunity (% of Base Salary)	Target Annual Bonus Opportunity (% of Base Salary)	Maximum Annual Bonus Opportunity (% of Base Salary)
Mr. Wilson	31%	125%	250%
Mr. Chow	19%	75%	150%
Mr. Sottile	19%	75%	150%
Ms. Lane(1)	19%	75%	150%

(1)
Ms. Lane’s target bonus opportunity was increased to 100% of base salary effective April 1, 2024, with corresponding increases to her threshold and maximum bonus opportunities. Her bonus payout for 2024 was determined based on a blended rate.

The tables below set forth the specific financial targets used to measure the Company’s performance and determine payouts under the 2024 LWICP:
Consolidated:
	LWCIP (Corporate) Payout and Performance Curves
	Payout Curve	Threshold	Target				Max
		25%	100%	110%	125%	175%	200%
LWICP Revenue ($)(millions)	Performance Curve	$2,741	$3,225	$3,386	$3,548	$3,870	$4,193
	% of Target	85%	100%	105%	110%	120%	130%
LWICP AEBITDA ($)(millions)	Performance Curve	$1,014	$1,193	$1,253	$1,312	$1,432	$1,551
	% of Target	85%	100%	105%	110%	120%	130%
Gaming Business Segment
	LWCIP (Gaming) Payout and Performance Curves
	Payout Curve	Threshold	Target				Max
		25%	100%	110%	125%	175%	200%
LWICP Revenue ($)(millions)	Performance Curve	$1,778	$2,092	$2,197	$2,301	$2,510	$2,720
	% of Target	85%	100%	105%	110%	120%	130%
LWICP AEBITDA ($)(millions)	Performance Curve	$854	$1,005	$1,055	$1,106	$1,206	$1,307
	% of Target	85%	100%	105%	110%	120%	130%
For employees with Company-wide responsibilities, which included Messrs. Wilson, Chow and Sottile, annual bonus amounts were determined based solely on consolidated Company performance, with each metric given a 50% weighting. For Ms. Lane, who leads the Gaming business segment, her annual bonus amount was determined based on a combination of the Company performance against the consolidated Company metrics and achievement against the applicable metrics of the Gaming business segment, with each metric given a 25% weighting. Each of the target values for the four metrics used to determine LWICP payouts for our executive officers was set at a level that was higher than the corresponding target and actual performance for 2023.
Annual Bonus Results
LWICP results for 2024 for each of the metrics described above are shown in the table below.
	2024 ($ millions)		Results (% of Target Achievement)	Payout %	Consolidated Weighted Payout (% of Target Bonus)(2)	Gaming Weighted Payout (% of Target Bonus)(3)
	100% Target Achievement (100% payout)	LWICP Results(1)
LWICP Revenue	$3,225	$3,188	98.9%	94.4%	47.2%	23.6%
LWICP AEBITDA	$1,193	$1,208(4)	101.2%	102.4%	51.2%	25.6%
Gaming LWICP Revenue	$2,092	$2,068	98.8%	94.2%	N/A	23.55%
Gaming LWICP AEBITDA	$1,005	$1,010(4)	100.5%	101.1%	N/A	25.28%
	Weighted Total:				98.4%	98.03%

(1)
Refer to Appendix A for reconciliation of LWICP Revenue and LWICP AEBITDA metrics, which are non-GAAP financial measures.

(2)
Weighted payout for executives with Company-wide responsibilities, which includes Messrs. Wilson, Chow and Sottile.

(3)
Weighted payout for executives with responsibility for the Gaming business segment, which includes Ms. Lane.

(4)
For LWICP purposes, the Committee adjusted the level of performance achieved by reducing actual externally reported consolidated-Company AEBITDA by $37 million and actual Gaming segment AEBITDA by $17 million to account for capital development and the self-funding component of the LWICP.

Summary
Following the determination of achievement against each of the relevant metrics as set forth above, the Committee evaluated the Company’s overall performance for fiscal year 2024 and the relative contributions of the members of senior management to such performance. Based on its evaluations of such contributions, the Committee then approved the final annual bonus awards set forth in the table below. The Committee did not exercise positive discretion as a result of such evaluation, so that the final payouts would be capped at the amount determined solely based on achievement of the pre-approved financial metrics. The table below shows the annual bonuses that were payable to each named executive officer for 2024.
Executive	Actual Annual Bonus Award(1)	Award Paid as a % of Target Annual Bonus Opportunity	Award Paid as a % of End of Year Base Salary	# of Shares
Mr. Wilson(2)	$1,629,036	98.4%	122.3%	15,341
Mr. Chow	$461,250	98.4%	73.8%	4,344
Mr. Sottile(2)	$488,147	91.3%	68.0%	4,597
Ms. Lane(2)	$703,838	98.1%	91.6%	6,629

(1)
The Committee determined that actual annual bonuses for NEOs would be, and in March 2025 were, paid in the form of vested shares, rounded up to the nearest whole share. Other employees received their annual bonus in fully vested shares, 50% cash and 50% fully vested shares or 100% cash, depending on level.

(2)
For Messrs. Wilson and Sottile and Ms. Lane, actual bonus awards are based on a blended rate to reflect the following ordinary course compensation increases during fiscal year 2024: (i) for each of Messrs. Wilson and Sottile and Ms. Lane, a 2.5% salary increase effective April 1, 2024; and (ii) in the case of Ms. Lane only, an increase in her target bonus percentage from 75% of base salary to 100% of base salary, effective April 1, 2024.

Long-Term Incentive Compensation
Annual Equity Awards
The Company’s executive officers received annual long-term incentive compensation awards, comprised of time-vesting and time- and performance-vesting RSUs, which link their compensation to the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, eligible executives have a target annual equity award opportunity equal to a designated percentage of their base salary (with the actual award determined on or prior to the grant date, in the discretion of the Committee). Long-term incentive opportunities are the largest component of variable compensation for the executives, which appropriately ties a significant proportion of their compensation to the long-term performance of the business. The target annual equity award opportunities for 2024 are shown below:
Executive	Target Equity Award Opportunity for 2024 (% of Salary)
Mr. Wilson	300%
Mr. Chow	175%
Mr. Sottile	175%
Ms. Lane	200%

For the 2024 grants, the Company set the proportion of performance-conditioned awards to half of the executive’s total target award value. All awards were granted in the form of RSUs. Half of the performance-conditioned awards vest subject to the Company’s achievement of total shareholder return targets relative to the S&P 400 (“TSR RSUs”). The other half of the performance-conditioned awards vest subject to the Company’s achievement of certain Consolidated AEBITDA targets (“AEBITDA RSUs”). The combination of TSR RSUs and AEBITDA RSUs is designed to incentivize achievement of long-term financial goals and strong stock price performance above that of the broader market. Performance-conditioned awards pay out at 50% of target if threshold performance is achieved, and the maximum payout (100% of target) occurs if target performance is achieved. There is no additional payout for performance above target.
Information regarding the 2024 annual equity awards is set forth below:
Executive	Date of Grants	Time-Vesting RSUs(1)	TSR RSUs(2)	AEBITDA RSUs(2)
Mr. Wilson	03/20/2024	19,540	9,770	9,770
Mr. Chow	03/20/2024	5,479	2,740	2,740
Mr. Sottile	03/20/2024	6,137	3,069	3,069
Ms. Lane	03/20/2024	7,514	3,758	3,758

(1)
Awards vest in three annual installments beginning on March 20, 2025.

(2)
Awards vest on March 20, 2027 contingent on achievement of performance conditions by December 31, 2026. Vesting will be between 50% and 100% of the target number of awards if at least threshold performance is achieved, otherwise the awards will be forfeited. The number of awards shown in the table is based on target performance.

Other Equity Awards
On November 20, 2024, in recognition of Ms. Lane’s outstanding performance and years of service with the Company, the Committee granted 21,905 performance-conditioned RSUs to Ms. Lane with a grant date value of $2,000,000. This award is intended to incentivize multi-year performance specifically in our Gaming business and will vest on March 31, 2028, subject to Ms. Lane’s continued employment through such date and achievement of specified Gaming segment revenue (50% of the RSUs) or AEBITDA (50% of the RSUs) targets measured over each of fiscal year 2025, 2026 and 2027. Vesting will be between 25% and 100% of the target number of awards if at least threshold performance is achieved, otherwise the award is forfeited.
Performance Achievement for 2022 – 2024 Performance-Conditioned RSUs
In early 2025, the Committee determined the level of performance achieved under the performance-conditioned RSUs granted in 2022, which consisted of half AEBITDA RSUs and half TSR RSUs. The table below sets forth the threshold and target performance levels for the AEBITDA RSUs and the TSR RSUs, as well as actual performance and the payout levels for each. Performance below the threshold performance level would result in no payout, performance between the threshold and target performance levels would result in a payout determined based on linear interpolation and performance above the target level would only result in payout at target.
	Threshold (50% payout)	Target (100% Payout)	Actual Performance	Payout %
AEBITDA RSUs(1)	$964 million	$1,303 million	$1,244 million	91.3%
Relative TSR	30th percentile of S&P 400 average TSR	55th percentile of S&P 400 average TSR	71st percentile of S&P 400 average TSR	100.0%

(1)
The performance metric for the AEBITDA RSUs is Consolidated AEBITDA, as reported in our earnings release, subject to further adjustments (“RSU AEBITDA”). Refer to Appendix A for reconciliation of RSU AEBITDA, which is a non-GAAP financial measure.

The table below reflects the number of AEBITDA RSUs and TSR PSUs that vested for each of the named executive officers based on performance achieved.
Executive	AEBITDA RSUs Vested	TSR RSUs Vested
Mr. Wilson	5,751	6,300
Mr. Chow(1)	—	—
Mr. Sottile	4,697	5,145
Ms. Lane	3,163	3,465

(1)
Mr. Chow was not serving in a position eligible to receive performance-conditioned RSUs at the time these performance-conditioned RSUs were granted.

Retirement Plans
Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. Historically the Company has made a matching contribution of 100% of the first 1% of contributions and 50% of the next 5% of contributions (for a match of up to 3.5% of eligible compensation).
Corporate Governance Policies
Stock Ownership Guidelines
The Committee previously approved stock ownership guidelines requiring our directors, President and Chief Executive Officer and executive officers who report to our President and Chief Executive Officer to acquire and maintain a meaningful ownership interest in the Company. These guidelines are intended to encourage a long-term perspective in managing the Company and to further align the interests of our executive officers and directors with the interests of our stockholders. Covered individuals are required to own a number of shares of our common stock equal to at least a specified multiple of annual base salary (or in the case of directors, other than our President and Chief Executive Officer, annual cash retainer for Board service) divided by the preceding 200-day average closing price of such shares. The stock ownership requirement varies based on position, as shown in the table below.
Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs to be settled in shares and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Covered individuals will have five years to meet the required level of ownership from the date the individual became subject to the policy or to an increased level under the policy. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares of our common stock that vest or are acquired upon exercise of stock options, net of applicable taxes, until the ownership requirements are met.
Job Level	Minimum Required Ownership Interest
President and Chief Executive Officer	5x annual base salary
Chief Financial Officer and Group Chief Executives	2x annual base salary
Other Executive Officers Reporting to the President and Chief Executive Officer	1x annual base salary

The following table summarizes the ownership of our named executive officers against these guidelines as of December 31, 2024. All of our named executive officers are in compliance with our guidelines.
Name	Ownership Requirement (# of Shares Based on Multiple of Salary)	Ownership (# of Shares/ Units)
Mr. Wilson	67,752	197,658
Mr. Chow	12,711	14,361
Mr. Sottile	7,296	97,372
Ms. Lane	15,635	39,822
Clawback Policies
We maintain a clawback policy that requires us to, in connection with a restatement, recoup certain erroneously awarded excess compensation in compliance with NASDAQ listing requirements.
In addition, the Committee and the Board have also adopted a cash and equity compensation “clawback” policy. Under this additional policy, the Committee may, in its discretion, take any one or more of the following actions in the event of a restatement of our financial statements that the Committee determines was due to an executive’s fraud or gross misconduct:
•
cancel the executive’s outstanding incentive compensation awards (defined as annual cash bonus and equity compensation, whether or not vested);

•
disqualify the executive from receiving future incentive compensation awards;

•
recoup incentive compensation paid or awarded to the executive from and after the date that is one year before the events giving rise to the restatement were discovered; and/or

•
recoup the executive’s gains from the sale of shares awarded as incentive compensation or the exercise of stock options from and after the date that is one year before the events giving rise to the restatement were discovered.

No Hedging and No Pledging Policies
The Committee also approved a policy prohibiting employees, officers and directors from hedging or engaging in similar transactions or arrangements designed to protect against declines in the market price of our securities (including the securities of the Company’s affiliates) and a policy prohibiting employees, officers and directors from holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan. In particular, employees, officers and directors may not:
•
purchase or sell options (e.g., puts, calls and collars) relating to our securities;

•
purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities;

•
engage in short sales of the Company’s securities, including a “sale against the box”;

•
have standing orders regarding the Company’s securities unless used only for a very brief period of time, except for purchases and sales under a Rule 10b5-1 trading plan that is approved by the Company’s Chief Legal Officer;

•
hold the Company’s securities in a margin account; or

•
pledge the Company’s securities as collateral for a loan.

Peer Group
As a general matter, the Committee uses compensation data derived from a peer group of companies as a general indicator of relevant market conditions for both executives’ and non-employee directors’ compensation, but does not set specific benchmark targets for total executive or non-employee director compensation or for individual elements of executive or non-employee director compensation.

In 2023, the Committee, in consultation with its independent consultant, CAP, approved a peer group of 15 companies for fiscal year 2023, which the Committee deemed appropriate to continue using when determining 2024 compensation. The peer group is composed of the following companies:
• AppLovin Corporation	• International Game Technology PLC
• Aristocrat Leisure Limited	• Match Group
• Bally’s Corporation	• PENN Entertainment, Inc.
• Boyd Gaming Corporation	• Playtika Holding Corp.
• DraftKings Inc.	• Roblox Corporation
• Electronic Arts Inc.	• Take-Two Interactive Software, Inc.
• Everi Holdings Inc.	• Wynn Resorts, Limited
• IAC Inc.
Role of Management
The Committee works directly with our Chief People Capability Officer on our executive compensation program and receives recommendations from the President and Chief Executive Officer regarding the compensation of executive officers, other than with respect to the President and Chief Executive Officer’s own compensation. The Committee has the authority to follow these recommendations or make different determinations in its sole discretion.
Role of Compensation Consultant
The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or other experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Committee has engaged CAP to provide such independent advice, including:
•
attending scheduled meetings of the Committee and providing advice and context on matters discussed in the meetings;

•
periodically reviewing and recommending updates to our compensation peer group;

•
conducting competitive compensation reviews with respect to senior executives and non-employee directors;

•
advising on long-term incentive programs generally, as well as on alternatives to historical equity grants;

•
advising the Committee on legal and regulatory developments;

•
advising on certain policies, including policies relating to stock ownership guidelines, compensation clawbacks and hedging prohibitions;

•
advising on the design of annual incentives under the LWICP; and

•
assisting in the review of the Company’s compensation policies and practices, with a focus on incentive programs, from a risk management perspective.

CAP generally attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee’s Chair or the Committee’s other members outside of meetings. CAP was retained by and reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for its work, and CAP does not provide any other services to, or receive any other fees from, the Company without the prior approval of the Committee’s Chair.
In 2024, the Committee reviewed the independence of CAP in light of the criteria set forth in the final rules relating to compensation consultant independence that were issued by the SEC in June 2012. Based on this review, the Committee is satisfied that no conflicts of interest exist that interfere with the independence of CAP, and CAP is fully able to provide to the Committee independent advice regarding executive and non- employee director compensation.

Compensation Program as it Relates to Risk
The Company’s management and the Committee, with the assistance of CAP, periodically review the Company’s compensation policies and practices, focusing particular attention on incentive programs, so as to ensure that they do not encourage excessive risk-taking by the Company’s employees. Specifically, this review includes the LWICP (in which executives generally participate), the Company’s business segment bonus and commission plans (in which other employees participate) and the Company’s long-term incentive plan. As discussed above, the LWICP is generally designed to reward achievement of annual results when measured against performance metrics, whereas the annual equity incentive program is designed to link a portion of compensation to long-term Company performance. Management and the Committee do not believe that the Company’s compensation program creates risks that are reasonably likely to have a material adverse impact on the Company for the following reasons:
•
our incentive programs appropriately balance short- and long-term incentives, with a significant percentage of total compensation for the senior executive team provided in the form of incentive compensation focused on the Company’s long-term performance;

•
the LWICP has historically used multiple financial performance metrics that encourage executives and other employees to focus on the overall health of the business rather than on a single financial measure;

•
a qualitative assessment of individual performance is generally a component of individual compensation payments;

•
annual bonuses under the LWICP and business segment plans are capped;

•
the Committee approved stock ownership guidelines applicable to senior executives and directors, two clawback policies with respect to cash and equity incentive compensation and a hedging and pledging policy prohibiting transactions designed to protect against declines in the market price of our common stock or where our common stock is used as collateral for a loan;

•
executive officers and certain other key employees with access to material nonpublic information must obtain permission from the Company’s Chief Legal Officer to trade in shares of our common stock, even during an open trading period;

•
Board and management processes are in place to oversee risk associated with the LWICP and business segment plans, including periodic business performance reviews by management and regular bonus accrual updates to the Committee; and

•
the Company’s risk management processes — including the Company’s enterprise risk management program, Code (and related training), strong ethics and compliance function that includes suitability reviews of customers and other persons and entities with which the Company does business, internal approval processes and legal department review of contracts — mitigate the potential for undue risk- taking.

Employment Agreements; Severance and Change in Control Arrangements
We typically enter into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are generally desirable as a means to attract executive talent, encourage long-term service, obtain a measure of assurance as to the executives’ continued employment in light of prevailing market competition, impose restrictive covenants and, where practicable, provide severance and other terms and conditions comparable to those provided to similarly situated executives.
The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive’s transition in the event of an unexpected termination by the Company due to changes in the Company’s employment needs. Severance provisions that are included in the agreements do not generally enhance an employee’s current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.

The Company has change in control provisions in the 2003 Plan such that unvested stock options, RSUs and other equity awards would generally accelerate upon a change in control (as defined in the 2003 Plan). These provisions apply to all 2003 Plan participants.
In 2020, as a result of the announcement that MacAndrews & Forbes was exploring a possible sale of our common stock that it held, the Company conducted a review of its change in control protections, and determined that, in order to retain key executives and maintain their focus during any uncertainty that would result from such a sale, it was appropriate to adopt the Change in Control Protection Plan (the “CIC Plan”). The CIC Plan is only triggered upon an acquisition by a third party of 30% or more of our common stock, and only provides for double-trigger benefits. The terms of the CIC Plan are described in more detail below under “Potential Payments Upon Termination or Change in Control”.
The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes and allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security.
Timing of Equity Awards
While we do not maintain a separate policy on the timing of equity awards granted to our named executive officers, our longstanding practice has been to consider and approve grants of annual equity awards to our named executive officers at our February Board meeting, with the grants effective in March. We grant stock options to Board members upon joining the Board in lieu of the annual grant of RSUs. No named executive officers received grants of stock options in 2024. We do not take material nonpublic information into account when determining the timing and terms of awards nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We do not currently grant stock options to our named executive officers as part of our annual compensation program, but the Board has done so in the past and may again make such grants in the future.
Tax Deductibility of Executive Compensation
In implementing the Company’s executive compensation program, the Committee’s general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which limits a public company’s tax deduction for compensation in excess of $1 million paid to named executive officers. While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company’s executive compensation program, the Committee’s ability to do so has been greatly reduced under the Tax Cuts and Jobs Act of 2017. As a result, the Committee has authorized compensation that does not qualify for tax deductibility in order to continue to provide a competitive compensation program that is aligned with stockholder interests.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation Committee
Hamish McLennan, Chair
Michael Marchetti
Stephen Morro
Virginia Shanks

Summary Compensation Table
The table below shows the compensation of our President and Chief Executive Officer, our Chief Financial Officer and our other executive officers for 2024 who were serving as such as of December 31, 2024. These individuals are the named executive officers for 2024.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Matthew Wilson Chief Executive Officer	2024	1,323,750	—	3,899,989	1,629,036	11,878	6,864,653
	2023	1,300,000	—	3,899,846	1,483,300	8,750	6,691,896
	2022	866,347	—	1,499,904	818,656	9,087	3,193,994
Oliver Chow Executive Vice President, Chief Financial Officer and Treasurer	2024	625,000	—	1,093,654	461,250	6,731	2,186,635
	2023	354,231	200,000	596,792	214,797	6,563	1,372,383
James Sottile Executive Vice President, Chief Legal Officer and Corporate Secretary	2024	708,750	—	1,224,984	488,147	88,634	2,510,515
	2023	700,000	—	1,224,903	599,025	91,609	2,615,537
	2022	700,000	—	1,687,522	573,826	98,547	3,059,895
Siobhan Lane Executive Vice President, Group Chief Executive, Gaming	2024	763,702	—	3,499,846	703,838	95,358	5,062,744
	2023	750,000	—	1,499,906	621,281	67,156	2,938,343
	2022	592,308	—	824,948	475,452	49,043	1,941,751

(1)
The amounts in the “salary” column reflect base salary amounts paid during the applicable year to the named executive officers.

(2)
The amounts in the “bonus” column for 2023 reflect the retention bonuses payable to Mr. Chow in connection with his appointment as Interim Chief Financial Officer.

(3)
The amounts in the “stock awards” column reflect the aggregate grant date fair value of RSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of RSUs granted by the Company was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For additional information, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The amount disclosed in respect of performance-conditioned RSUs reflects target payout, which is also the maximum amount payable under such awards.

(4)
The amounts in the “non-equity incentive plan compensation” column reflect for all applicable named executive officers the annual performance bonuses earned under the LWICP, which were paid in fully vested shares, rounded up to the nearest whole share.

(5)
The amounts in the “all other compensation” column for 2024 include the following:

a.
Company contributions to the Company’s 401(k) plan for Mr. Wilson ($8,750), Mr. Chow ($6,731), Mr. Sottile ($11,550) and Ms. Lane ($9,903).

b.
For Mr. Wilson, includes costs associated with lodging in connection with a business trip on which he was accompanied by family members ($3,128). Other costs associated with Mr. Wilson’s family members accompanying him on the trip (e.g., transportation) were paid directly by Mr. Wilson.

c.
For Mr. Sottile, includes costs associated with the reimbursement of expenses incurred in commuting from our main office to his home in Silver Spring, Maryland ($77,084). For Ms. Lane, includes costs associated with the reimbursement of expenses incurred in commuting from our main office to her home in Philadelphia, Pennsylvania ($85,455). In the case of Mr. Sottile and Ms. Lane, the commuting expenses also includes the cost of temporary housing in the Las Vegas area. In addition, the Company pays country club dues on behalf of Mr. Wilson in order for Mr. Wilson to utilize the club for business purposes. Although Mr. Wilson may also use the club for personal purposes, all personal costs are paid by Mr. Wilson, and therefore there is no additional expense to the Company.

Grants of Plan-Based Awards for Fiscal Year 2024
The table below provides information regarding the LWICP awards and RSUs granted to the named executive officers during 2024.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)	All Other Stock Awards: Number Shares of Stock or Units or Units	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Target	Units	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)(3)	($)(4)
Matthew Wilson	—	413,881	1,655,524	3,311,048	—	—	—
	03/20/2024	—	—	—	9,770	—	974,997
	03/20/2024	—	—	—	9,770	—	974,997
	03/20/2024	—	—	—	—	19,540	1,949,994
Oliver Chow	—	117,188	468,750	937,500	—	—	—
	03/20/2024	—	—	—	2,740	—	273,439
	03/20/2024	—	—	—	2,740	—	273,439
	03/20/2024	—	—	—	—	5,479	546,777
James Sottile	—	133,716	534,862	1,069,724	—	—	—
	03/20/2024	—	—	—	3,069	—	306,271
	03/20/2024	—	—	—	3,069	—	306,271
	03/20/2024	—	—	—	—	6,137	612,442
Siobhan Lane	—	179,368	717,470	1,434,940	—	—	—
	03/20/2024	—	—	—	3,758	—	375,030
	03/20/2024	—	—	—	3,758	—	375,030
	03/20/2024	—	—	—	—	7,514	749,860
	11/20/2024	—	—	—	21,905	—	1,999,927

(1)
The amounts shown under the “estimated future payouts under non-equity incentive plan awards” column represent the 2024 performance-based annual bonus opportunity for each of the named executive officers based on the executive’s base salary and target bonus percentage at the time the Committee approved the 2024 annual bonus program in February 2024 or, if approved at such time, expected increases in such amounts (in which case, the above reflects a blended rate for the year). In particular, the above reflects salary increase and target bonus increases approved in February 2024, but effective on April 1, 2024. The actual amounts awarded under the program for 2024 are shown in the Summary Compensation Table above under the “non-equity incentive plan compensation” column.

(2)
The amounts shown under the “estimated future payouts under equity incentive plan awards” column include the award of performance-conditioned RSUs granted under the 2003 Plan, consisting of TSR RSUs and AEBITDA RSUs. The TSR RSUs are scheduled to vest on March 20, 2027, subject to the Company’s achievement by December 31, 2026 of a total shareholder return performance condition target relative to the S&P 400 average total shareholder return. AEBITDA RSUs are scheduled to vest on March 20, 2027, subject to the Company’s achievement by December 31, 2026 of a certain RSU AEBITDA target. For additional information regarding these awards, see “Compensation Discussion and Analysis — Objectives and Components of Compensation Program — Long-Term Incentive Compensation”. The amounts in this column also include the performance-conditioned RSUs granted to Ms. Lane on November 20, 2024, which will vest on March 31, 2028, subject to Ms. Lane’s continued

employment through such date and achievement of specified Gaming segment revenue (50% of the RSUs) or AEBITDA (50% of the RSUs) targets measured over each of fiscal year 2025, 2026 and 2027.
(3)
The amounts shown under the “all other stock awards” column reflect annual grants of time-vesting RSU awards that vest in three substantially equal installments on each of March 20, 2025, and the first two anniversaries of that date for each of the named executive officers. For additional information regarding these awards, see “Compensation Discussion and Analysis — Objectives and Components of Compensation Program — Long-Term Incentive Compensation — Annual Equity Awards”.

(4)
The amounts shown as the “grant date fair value” of the awards were computed in accordance with FASB ASC Topic 718. The fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year-End
The table below provides information with respect to the stock options and RSUs held by the named executive officers as of December 31, 2024.
		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Matthew Wilson	03/25/2022	—	—	—	—	—	4,200(2)	362,796	—	—
	03/25/2022	—	—	—	—	—	—	—	6,300(3)	544,194
	03/25/2022	—	—	—	—	—	—	—	5,751(4)	496,771
	03/24/2023	—	—	—	—	—	22,733(5)	1,963,677	—	—
	03/24/2023	—	—	—	—	—	—	—	17,049(6)	1,472,692
	03/24/2023	—	—	—	—	—	—	—	17,049(7)	1,472,692
	03/20/2024	—	—	—	—	—	19,540(8)	1,687,865	—	—
	03/20/2024	—	—	—	—	—	—	—	9,770(9)	843,933
	03/20/2024	—	—	—	—	—	—	—	9,770(10)	843,933
Oliver Chow	11/14/2022	—	—	—	—	—	1,133(11)	97,869	—	—
	03/24/2023	—	—	—	—	—	1,421(5)	122,746	—	—
	03/24/2023	—	—	—	—	—	—	—	1,065(6)	91,995
	03/24/2023	—	—	—	—	—	—	—	1,065(7)	91,995
	03/24/2023	—	—	—	—	—	875(11)	75,583	—	—
	08/30/2023	—	—	—	—	—	1,758(12)	151,856	—	—
	03/20/2024	—	—	—	—	—	5,479(8)	473,276	—	—
	03/20/2024	—	—	—	—	—	—	—	2,740(9)	236,681
	03/20/2024	—	—	—	—	—	—	—	2,740(10)	236,681
James Sottile	09/04/2018	5,006(13)	—	—	30.33	09/03/2028	—	—	—	—
	09/04/2018	5,006(14)	—	—	30.33	09/03/2028	—	—	—	—
	03/20/2019	15,127(13)	—	—	22.69	03/20/2029	—	—	—	—
	03/20/2019	15,127(15)	—	—	22.69	03/20/2029	—	—	—	—
	03/25/2022	—	—	—	—	—	3,430(2)	296,238	—	—
	03/25/2022	—	—	—	—	—	—	—	5,145(3)	444,425
	03/25/2022	—	—	—	—	—	—	—	4,697(4)	405,727
	10/05/2022	—	—	—	—	—	3,334(16)	287,991	—	—
	03/24/2023	—	—	—	—	—	7,140(5)	616,753	—	—
	03/24/2023	—	—	—	—	—	—	—	5,355(6)	462,618
	03/24/2023	—	—	—	—	—	—	—	5,355(7)	462,618
	03/20/2024	—	—	—	—	—	6,137(8)	530,114	—	—
	03/20/2024	—	—	—	—	—	—	—	3,069(9)	265,100
	03/20/2024	—	—	—	—	—	—	—	3,069(10)	265,100

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Siobhan Lane	03/25/2022	—	—	—	—	—	2,310(2)	199,538	—	—
	03/25/2022	—	—	—	—	—	—	—	3,465(3)	299,307
	03/25/2022	—	—	—	—	—	—	—	3,163(4)	273,220
	03/24/2023	—	—	—	—	—	8,744(5)	755,307	—	—
	03/24/2023	—	—	—	—	—	—	—	6,557(6)	566,394
	03/24/2023	—	—	—	—	—	—	—	6,557(7)	566,394
	03/20/2024	—	—	—	—	—	7,514(8)	649,059	—	—
	03/20/2024	—	—	—	—	—	—	—	3,578(9)	309,068
	03/20/2024	—	—	—	—	—	—	—	3,578(10)	309,068
	11/20/2024	—	—	—	—	—	—	—	21,905(17)	1,892,154

(1)
The value shown was calculated by multiplying the number of RSUs outstanding by the closing price of our common stock on December 31, 2024 ($86.38).

(2)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first and second installments vested on March 20, 2023 and 2024. The RSUs shown in the table are scheduled to vest on March 20, 2025.

(3)
These TSR RSUs were granted with vesting subject to the Company’s achievement by December 31, 2024 of a total shareholder return performance condition target relative to the S&P 400. The Committee approved achievement at 100% of target, and the performance-conditioned RSUs vested in accordance with such determination on March 20, 2025. The total shareholder return target was achieved at 100% of target, and therefore the performance-conditioned RSUs shown in the table above have converted to time-vesting RSUs.

(4)
These AEBITDA RSUs, subject to the Company’s achievement by December 31, 2024 of an RSU AEBITDA target. The Committee approved achievement at 91.3% of target and the performance-conditioned RSUs vested in accordance with such determination on March 20, 2025.

(5)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first installment of these RSUs vested on March 20, 2024. The RSUs shown in the table are scheduled to vest in two annual installments beginning on March 20, 2025.

(6)
These TSR RSUs are scheduled to vest on March 20, 2026, subject to the Company’s achievement by December 31, 2025 of a total shareholder return performance condition target relative to the S&P 400.

(7)
These AEBITDA RSUs are scheduled to vest on March 20, 2026, subject to the Company’s achievement by December 31, 2025 of an RSU AEBITDA target.

(8)
These RSUs are scheduled to vest in three annual installments beginning on March 20, 2025.

(9)
These TSR RSUs are scheduled to vest on March 20, 2027, subject to the Company’s achievement by December 31, 2026 of a total shareholder return performance condition target relative to the S&P 400.

(10)
These AEBITDA RSUs are scheduled to vest on March 20, 2027, subject to the Company’s achievement by December 31, 2026 of an RSU AEBITDA target.

(11)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first and second installments vested on November 14, 2023 and 2024. The RSUs shown in the table are scheduled to vest on November 14, 2025.

(12)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first installment vested on August 25, 2024. The RSUs shown in the table are scheduled to vest in two annual installments beginning on August 25, 2025.

(13)
These stock options were awarded with a four-year vesting schedule. All options have vested.

(14)
These stock options were scheduled to become exercisable in four annual installments beginning on March 20, 2019, subject to the 60-trading day average closing price of the Company’s common stock meeting or exceeding 120% of the strike price of the stock options prior to March 20, 2022. The stock price hurdle has been achieved, and therefore all options have vested.

(15)
These stock options were scheduled to become exercisable in four annual installments beginning on March 20, 2020, subject to the Company’s achievement of a performance goal, which was modified as a result of the impact of the COVID-19 pandemic. In early 2021, the Committee determined that the performance goal was achieved and therefore all options have vested.

(16)
These RSUs are part of a grant that was awarded with a three-year vesting schedule. The first and second installments vested on October 1, 2023 and 2024. The RSUs shown in the table are scheduled to vest on October 1, 2025.

(17)
These performance-conditioned RSUs cliff vest on March 31, 2028, contingent upon the achievement of a revenue (50% of the RSUs) or an AEBITDA (50% of the RSUs) goal related to our Gaming business.

Option Exercises and Stock Vested for Fiscal Year 2024
The table below provides information for the named executive officers with respect to stock options that were exercised and RSUs that vested during 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Matthew Wilson	—	—	56,541	$5,637,588
Oliver Chow	—	—	5,754	$570,542
James Sottile	—	—	44,245	$4,413,585
Siobhan Lane	—	—	23,555	$2,348,610

(1)
Since annual incentive awards for named executive officers for 2023 performance were payable in the form of fully vested RSUs in early 2024, the amounts in this column include the value of the shares received by the applicable named executive officer as payment in respect of such incentive award.

(2)
Value based on the average of the high and low sale prices of our common stock as of the trading day immediately prior to the date upon which the RSUs vested.

Potential Payments Upon Termination or Change in Control
For the named executive officers in 2024, the information below describes and quantifies certain compensation that would become payable pursuant to the terms of their employment agreements, their equity award agreements and the CIC Plan under the various termination events described below.
Employment Agreements and Equity Award Agreements with Named Executive Officers and CIC Plan. For purposes of the disclosure that follows, a “Qualifying Termination” means the executive’s employment was terminated by the Company without “cause” or by him or her for “good reason” (as such terms are defined in the applicable agreement or the CIC Plan, as applicable), and an executive’s “Severance Bonus Amount” is equal to the highest annual incentive compensation paid to such executive in respect of the two most recent fiscal years but not more than such executive’s target bonus for the then-current fiscal year.
The employment agreement with each of Mr. Wilson and Ms. Lane, in effect as of December 31, 2024, provides that if the applicable executive experienced a Qualifying Termination, such executive would have been entitled to receive: (i) a pro rata bonus for the year of termination; (ii) an amount equal to two times such executive’s base salary, payable over a period of 24 months; and (iii) payment of COBRA premiums for up to 18 months if such executive elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.
The employment agreement with Mr. Chow in effect as of December 31, 2024 provides that if he experienced a Qualifying Termination, he would have been entitled to receive: (i) a pro rata bonus for the year of termination; (ii) an amount equal to his base salary, generally payable over a period of 12 months; and (iii) payment of COBRA premiums for up to 12 months if he elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.
The employment agreement with Mr. Sottile in effect as of December 31, 2024 provides that if he experienced a Qualifying Termination, he would have been entitled to receive: (i) a pro rata bonus for the year of termination; (ii) an amount equal to the sum of his base salary and Severance Bonus Amount, generally payable over a period of 12 months; and (iii) payment of COBRA premiums for up to 12 months if he elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.
The employment agreements with each of the named executive officers provide that in the event the executive resigns after reaching the age of 65, all service-based vesting conditions for his or her annual equity awards will be deemed satisfied, subject to the achievement of any applicable performance criteria. Mr. Sottile’s agreement also provides that if he experiences a Qualifying Termination prior to reaching the age of 65, his equity awards will continue to vest during the one-year period following his termination date (subject to earlier vesting under certain circumstances).
In the event of the death of a named executive officer, such executive’s beneficiary or estate would have been entitled to receive any benefits that would have been payable under any life insurance benefit of such executive for which the Company pays premiums. In the event of the termination of a named executive officer due to such executive’s “total disability” (as such term is defined in the applicable agreement), such executive would have been entitled to receive disability payments pursuant to a disability plan sponsored or maintained by the Company.
Each employment agreement also contains, among other things, covenants imposing on the named executive officer certain obligations with respect to confidentiality and proprietary information and restricting such executive’s ability to engage in certain activities in competition with the Company during the term of such executive’s employment and for a period of 12 months after termination (in the case of Mr. Wilson and Ms. Lane, for a period of 24 months after termination). Incentive-based compensation and benefits provided under each agreement will be subject to recovery under the Company’s “clawback” policies, described above under “Compensation Discussion and Analysis — Corporate Governance Policies — Clawback Policies”.
Our CIC Plan covers Messrs. Wilson and Sottile since they were serving as executive officers on the date the CIC Plan was adopted. Under the CIC Plan, if a named executive officer’s employment is terminated by the Company without “cause” or by the executive for “good reason” within 18 months of a “change in control” (each as defined in the CIC Plan), the executive would be entitled to receive: (i) a pro rata bonus for the year of termination based on actual performance; (ii) cash severance equal to the sum of his base salary and Severance

Bonus Amount, multiplied by two in the case of Mr. Wilson and one and a half in the case of Mr. Sottile, payable in a lump sum unless Section 409A of the Internal Revenue Code would require a different payment timing; (iii) payment of COBRA premiums for up to the length of the severance period if the applicable named executive officer elects to continue medical coverage under the Company’s group health plan in accordance with COBRA; and (iv) accelerated vesting of all equity awards granted by the Company, with the level of achievement of any performance-based vesting criteria determined by the Committee. For purposes of the CIC Plan, “change in control” is generally defined as a third party, excluding MacAndrews & Forbes and its affiliates, acquiring at least 30% of the Company’s common stock. The CIC Plan provides that, upon a termination of employment, the named executive officer would receive benefits under either the CIC Plan or such executive’s employment agreement, whichever provides the greater benefit. Mr. Chow and Ms. Lane are not participants in the CIC Plan because they were not serving in an eligible role when the plan was adopted.
The CIC Plan and the employment agreements with the named executive officers provide that if the payments and benefits to be provided under the CIC Plan or the applicable executive’s employment agreement, as applicable, were subject to the excise tax under Section 4999 of the Internal Revenue Code, a “best net” cutback will apply, such that such executive would have received either the full amount of such payments and benefits or payments and benefits with a value equal to one dollar less than the threshold that would subject such executive to such excise tax, whichever would have resulted in a greater after-tax amount.
Under the terms of our standard equity award agreement, unvested stock options and RSUs held by an employee (including a named executive officer) would generally vest upon the termination of such employee’s employment by reason of death or “disability” (as such term is defined in the applicable award agreement). Under the terms of our standard equity award agreements, key employees, including the named executive officers, are entitled to pro-rated vesting upon the termination of such employee’s employment by the Company without “cause” or by the employee for “good reason”.
The 2003 Plan provides for, upon a “change in control” accelerated vesting of all equity awards granted by the Company, with performance-based vesting criteria deemed to have been met if so determined by the Committee. For purposes of the 2003 Plan, as of December 31, 2024, “change in control” was generally defined as (i) a third party acquiring at least 40% of the Company’s common stock, or (ii) the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity or for the purchase by an entity of substantially all of the assets of the Company.
The amounts described below are estimates, and the actual amounts to be paid can only be determined at the time of the executive’s separation. The amounts described below would be in addition to amounts the individual would receive in respect of previously earned amounts, such as balances under the 401(k) plan and previously vested equity or bonus awards, as to which neither the named executive officer’s employment agreement nor the plans provide for enhanced benefits or payments upon termination. The values shown below for equity awards that would have accelerated had the specified termination event occurred on the last day of the year were calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock on the last trading day of the year, which was $86.38.

Mr. Wilson
The following describes the estimated amounts Mr. Wilson would have received if the termination event specified occurred on December 31, 2024:
	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$2,665,000(b)	$2,665,000(c)	—	—
Severance Bonus Amount	—	—	—	$2,966,600(d)	—	—
Bonus for Year of Termination	—	—	$1,629,036(e)	$1,629,036(e)	—	—
Total Cash Payments	—	—	$4,294,036	$7,260,636	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$43,748(f)	$58,331(f)	$2,665,000(f)	—
Total Benefits & Perquisites	—	—	$43,748	$58,331	$2,665,000	—
Long-Term Incentive Compensation
Value of RSU Vesting	—	—	$4,645,344(g)	$9,735,976(g)	$9,735,976(g)	$9,735,976(g)
Total Value of Payments and Benefits	—	—	$8,983,128	$17,054,943	$12,400,976	$9,735,976

(a)
Either a change in control for purposes of the 2003 Plan or a termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan. Mr. Wilson’s employment agreement does not provide for enhanced severance in the event of a change in control.

(b)
Amount reflects 24 months of base salary. Paid over 24 months.

(c)
Amount reflects 24 months of base salary. Paid in a lump sum upon termination if severance benefits are provided under the CIC Plan and if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 24 months.

(d)
Amount reflects two times Severance Bonus Amount. Amount shown is based on actual bonus for 2023, paid in 2024. Paid in a lump sum. This amount will only be payable in the event of a termination in connection with a change in control for purposes of the CIC Plan.

(e)
Amount reflects pro rata bonus that would have been received for the year of termination (amount shown is actual 2024 bonus). Paid in a lump sum.

(f)
Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 18 months or 24 months if the termination is without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(g)
In the case of a termination without cause or for good reason, absent a change in control, reflects vesting of a pro rata portion of equity awards granted in 2023 and 2024. In the case of (i) a change in control for purposes of the 2003 Plan, (ii) termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan (and that did not constitute a change in control under the 2003 Plan) or (iii) termination due to death or disability, reflects full vesting of all equity awards upon the change in control or applicable termination event. All applicable performance criteria are assumed to be achieved at “target” levels other than, solely in the case of a termination without cause or for good reason, absent a change in control, performance awards granted in 2022 for which actual performance levels are now known.

Mr. Chow
The following describes the estimated amounts Mr. Chow would have received if the termination event specified occurred on December 31, 2024:
	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$625,000(b)	$625,000(b)	—	—
Severance Bonus Amount	—	—	—	—	—	—
Bonus for Year of Termination	—	—	$461,250(c)	$461,250(c)	—	—
Total Cash Payments	—	—	$1,086,250	$1,086,250	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$25,271(d)	$25,271(d)	$1,250,000(d)	—
Total Benefits & Perquisites	—	—	$25,271(d)	$25,271(d)	$1,250,000(d)	—
Long-Term Incentive Compensation
Value of RSU Vesting	—	—	$444,339(e)	$1,578,681(e)	$1,578,681(e)	$1,578,681(e)
Total Value of Payments and Benefits	—	—	$1,555,860	$2,690,202	$2,828,681	$1,578,681

(a)
Solely a change in control for purposes of the 2003 Plan since Mr. Chow is not a participant in the CIC Plan. Mr. Chow’s employment agreement does not provide for enhanced severance in the event of a change in control.

(b)
Amount reflects 12 months of base salary. Paid over 12 months.

(c)
Amount reflects pro rata bonus that would have been received for the year of termination (amount shown is actual 2024 bonus). Paid in a lump sum.

(d)
Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 12 months or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(e)
In the case of a termination without cause or for good reason, absent a change in control, reflects an amount equal to base salary for 12 months after termination and pro-rata incentive compensation for the year in which termination occurs. In the case of a change in control for purposes of the 2003 Plan or termination due to death or disability, reflects full vesting of all equity awards upon the change in control or applicable termination event. All applicable performance criteria are assumed to be achieved at “target” levels.

Mr. Sottile
The following describes the estimated amounts Mr. Sottile would have received if the termination event specified occurred on December 31, 2024:
	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$717,500(b)	$1,076,250(c)	—	—
Severance Bonus Amount	—	—	$538,125(b)(d)	$807,188(e)	—	—
Bonus for Year of Termination	—	—	$488,147(f)	$488,147(f)	—	—
Total Cash Payments	—	—	$1,730,647	$2,351,897	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$17,087(g)	$25,630(g)	$1,435,000(g)
Total Benefits & Perquisites	—	—	$17,087	$25,630	$1,435,000
Long-Term Incentive Compensation
Value of RSU Vesting	—	—	$2,073,638(h)	$4,036,624(h)	$4,036,624(h)	$4,036,624(h)
Total Value of Payments and Benefits	—	—	$3,834,497	$6,433,838	$5,471,624	$4,036,624

(a)
Either a change in control for purposes of the 2003 Plan or a termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan. Mr. Sottile’s employment agreement does not provide for enhanced severance in the event of a change in control.

(b)
Paid over 12 months.

(c)
Amount reflects 18 months of base salary. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months. This amount will only be payable in the event of a termination in connection with a change in control for purposes of the CIC Plan.

(d)
Amount reflects Severance Bonus Amount. Amount shown is 2024 target bonus.

(e)
Amount reflects one and a half times Severance Bonus Amount, which is based on 2024 target bonus. Paid in a lump sum upon termination if permitted under Section 409A of the Internal Revenue Code, otherwise paid over 12 months. This amount will be reduced to 12 months of base salary in the event of a change in control for purposes of the 2003 Plan that is not a change in control for purposes of the CIC Plan.

(f)
Amount reflects pro rata bonus that would have been received for the year of termination (amount shown is actual 2024 bonus). Paid in a lump sum.

(g)
Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 12 months or 18 months if the termination is without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(h)
In the case of a termination without cause or for good reason, absent a change in control, reflects continued vesting of outstanding equity awards held by Mr. Sottile through the first anniversary of his termination date. In the case of (i) a change in control for purposes of the 2003 Plan, (ii) termination without cause or for good reason upon or within 18 months following a change in control for purposes of the CIC Plan (and that did not constitute a change in control under the 2003 Plan) or (iii) termination due to death or disability, reflects full vesting of all equity awards upon the change in control or applicable termination event. All applicable performance criteria are assumed to be achieved at “target” levels other than, solely in the case of a termination without cause or for good reason, absent a change in control, performance awards granted in 2022 for which actual performance levels are now known.

Ms. Lane
The following describes the estimated amounts Ms. Lane would have received if the termination event specified occurred on December 31, 2024:
	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)(a)	Termination Due to Death	Termination Due to Disability
Cash Payments
Base Salary	—	—	$1,537,500(b)	$1,537,500(b)	—	—
Severance Bonus Amount	—	—	—	—	—	—
Bonus for Year of Termination	—	—	$703,838(c)	$703,838(c)	—	—
Total Cash Payments	—	—	$2,241,338	$2,241,338	—	—
Benefits & Perquisites
Health and Welfare Benefits	—	—	$38,062(d)	$38,062(d)	$1,537,500(d)	—
Total Benefits & Perquisites	—	—	$38,062	$38,062	$1,537,500	—
Long-Term Incentive Compensation
Value of Accelerated RSUs	—	—	$2,056,621(e)	$5,819,507(e)	$5,819,507(e)	$5,819,507(e)
Total Value of Payments and Benefits	—	—	$4,336,021	$8,098,907	$7,357,007	$5,819,507

(a)
Solely a change in control for purposes of the 2003 Plan since Ms. Lane is not a participant in the CIC Plan. Ms. Lane’s employment agreement does not provide for enhanced severance in the event of a change in control.

(b)
Amount reflects 24 months of base salary. Paid over 24 months.

(c)
Amount reflects pro rata bonus that would have been received for the year of termination (amount shown is actual 2024 bonus). Paid in a lump sum.

(d)
Amount reflects (i) the cost of continued health coverage under the Company’s insurance under COBRA for 18 months or (ii) in the event of termination due to death, proceeds from life insurance for which the Company pays the premiums.

(e)
In the case of a termination without cause or for good reason, absent a change in control, reflects vesting of a pro rata portion of equity awards granted in 2023 and 2024. In the case of a change in control for purposes of the 2003 Plan or termination due to death or disability, reflects full vesting of all equity awards upon the change in control or applicable termination event. All applicable performance criteria are assumed to be achieved at “target” levels other than, solely in the case of a termination without cause or for good reason, absent a change in control, performance awards granted in 2022 for which actual performance levels are now known.

Insider Trading Arrangements and Policies
We are committed to promoting the highest standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted a Securities Trading Policy governing the purchase, sale and other dispositions of our securities by L&W and its subsidiaries and affiliates and L&W’s directors, officers, employees, consultants and independent contractors. We believe that the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as applicable listing standards. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Pay Ratio Disclosure
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide the ratio of the annual total compensation of Mr. Wilson, the Company’s President and Chief Executive Officer, to the annual total compensation of the median employee of the Company and its consolidated subsidiaries (the “Pay Ratio Disclosure”). The pay ratio included in this Pay Ratio Disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. For 2024, the estimated annual total compensation of the median employee of the Company and its consolidated subsidiaries (other than the President and Chief Executive Officer) was $87,640. Mr. Wilson’s annual total compensation required to be reported in the Summary Compensation Table for 2024 was $6,864,653. Based on this information, the ratio of the compensation of the President and Chief Executive Officer to the annual total compensation of the median employee was 78 to 1 in 2024.
SEC rules permit the identification of our median employee once every three years provided there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Our median employee had previously been identified based on our employee population as of December 31, 2023, and there has been no change in our employee population or employee compensation arrangements since this date that we believe would significantly impact our pay ratio disclosure. We identified the median employee by collecting payroll data globally for those individuals identified as employees as of December 31, 2023, whether on a full-time, part-time, temporary or seasonal basis, and we used reasonable estimates to remove those individuals who were not active employees on December 31, 2023. Out of our resulting total of 6,263 employees, 2,625 were employed in the United States and 3,638 were employed in foreign jurisdictions. We excluded a total of 274 employees from 8 countries under the de minimis exemption: Argentina (9), Austria (16), Italy (11), Macao (51), Panama (3), Singapore (11), South Africa (23) and Sweden (150). Therefore, for purposes of determining our median employee at the time, we used a total of 2,625 U.S. employees and 3,364 non-U.S. employees. We also applied exchange rates in effect on December 31, 2023 to convert all international currencies into U.S. dollars and used total cash compensation, including base salary, annual bonus (paid in 2023), overtime and other forms of supplemental cash paid for the 12-month period ending on December 31, 2023, as our consistently applied compensation measure. We then selected our median employee based on this metric from the employee pool resulting from the process described above. Our median employee is compensated in GBP, and we therefore used exchange rates in effect on December 31, 2024 to convert GBP to USD in determining the median employee’s total compensation for 2024.

Pay versus Performance
Pursuant to SEC rules, the following table sets forth information on the relationship between the Company’s financial performance, stockholder return and the compensation of the individuals serving as our President and Chief Executive Officer (referred to as our “PEO”) and, on average, our other named executive officers during 2020, 2021, 2022, 2023 and 2024. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to our “Compensation Discussion and Analysis”.
Year	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO		Avg Summary Compensation Table Total for Non- PEO NEOs ($)(1)	Avg Compensation Actually Paid to Non- PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Consolidated AEBITDA ($ millions)(4)
	First PEO ($)(1)	Second PEO ($)(1)	First PEO ($)(2)	Second PEO ($)(2)			Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	6,864,653	—	7,464,080	—	3,253,298	3,548,186	322.55	262.34	336	1,244
2023	6,691,896	—	9,785,911	—	2,359,944	2,134,309	306.60	329.40	163	1,118
2022	3,193,994	6,136,011	2,130,622	(17,892,828)	4,171,510	3,578,994	218.83	276.08	3,675(5)	913
2021	—	13,485,500	—	29,951,291	3,046,670	5,456,124	249.56	356.28	371	793
2020	—	3,614,599	—	9,975,671	2,701,249	3,385,216	154.94	235.66	(569)	374

(1)
Mr. Wilson (the “First PEO” for purposes of the table above) succeeded Barry L. Cottle (the “Second PEO” for purposes of the table above) as interim President and Chief Executive Officer on August 30, 2022, and Mr. Cottle’s employment with the Company terminated as of such date. Mr. Wilson was appointed President and Chief Executive Officer on a permanent basis on October 10, 2022. The amounts shown in columns (b) and (c) are the amounts of total compensation reported in our “Summary Compensation Table” for each of Messrs. Wilson and Cottle for the years in which the applicable individual served as President and Chief Executive Officer. The amounts in column (f) are averages of the amounts of total compensation reported in our “Summary Compensation Table” for all of our named executive officers, other than individuals serving as our President and Chief Executive Officer, for the applicable year. Such other named executive officers, for each year, are:

—	2024:	Oliver Chow, James Sottile and Siobhan Lane;
—	2023:	Oliver Chow, Constance P. James, James Sottile and Siobhan Lane;
—	2022:	Constance P. James, Patrick J. McHugh, James Sottile and Siobhan Lane;
—	2021:	Constance P. James, Michael C. Eklund, Patrick J. McHugh, James Sottile and Matthew Wilson; and
—	2020:	Michael C. Eklund, Michael A. Quartieri, James Sottile, Matthew Wilson and Michael F. Winterscheidt.
(2)
Compensation Actually Paid has been calculated in accordance with Item 402(v) of Regulation S-K and does not reflect compensation actually earned, realized or received by our named executive officers. These amounts are based on the total amounts reported in the Summary Compensation Table for the applicable year, with the adjustments set forth below.

Year	Summary Compensation Table Total (First PEO) ($)	Exclusion of Equity Awards Reported in the Summary Compensation Table Total (First PEO) ($)(a)	Equity Award Adjustments to Summary Compensation Table Total (First PEO) (S)(b)	Compensation Table Paid (First PEO) ($)
2024	6,864,653	3,899,989	4,499,416	7,464,080
2023	6,691,896	3,899,846	6,993,861	9,785,911
2022	3,193,994	1,499,904	436,532	2,130,622

Year	Summary Compensation Table Total (Second PEO) ($)	Exclusion of Equity Awards Reported in the Summary Compensation Table Total (Second PEO) (S)(a)	Equity Award Adjustments to Summary Compensation Table Total (Second PEO) (S)(b)	Compensation Table Paid (Second PEO) ($)
2022	6,136,011	4,499,951	(19,528,888)	(17,892,828)
2021	13,485,500	9,151,065	25,616,856	29,951,291
2020	3,614,599	1,750,000	8,111,072	9,975,671
Year	Average Summary Compensation Table Total (Other NEOs) ($)	Exclusion of Average of Equity Awards Reported in the Summary Compensation Table Total (Other NEOs) ($)(a)	Average Equity Award Adjustments to Summary Compensation Table Total (Other NEOs) ($)(b)	Average Compensation Actually Paid (Other NEOs) ($)
2024	3,253,298	1,939,495	2,234,382	3,548,186
2023	2,359,944	1,205,377	979,742	2,134,309
2022	4,171,510	1,124,969	532,453	3,578,994
2021	3,046,670	1,282,540	3,691,994	5,456,124
2020	2,701,249	1,932,190	2,616,157	3,385,216

(a)
The amounts in these columns represent the totals from the “Stock Awards” column in our “Summary Compensation Table” for the applicable year (or the average of such amounts in the case of our other named executive officers).

(b)
The equity award adjustments for each applicable year were determined as follows:

Year	Year-End Fair Value of Current Year Equity Awards That Remain Unvested as of Last Day of Year (First PEO) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (First PEO) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (First PEO) ($)	Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year (First PEO) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (First PEO) ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included (First PEO) ($)	Total Equity Award Additions (First PEO) ($)
2024	3,375,731	312,060	—	856,705	(45,078)	—	4,499,416
2023	5,599,656	1,076,893	—	317,312	—	—	6,993,861
2022	1,476,720	(545,641)	—	(494,547)	—	—	436,532
Year	Year-End Fair Value of Current Year Equity Awards That Remain Unvested as of Last Day of Year (Second PEO) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (Second PEO) ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (Second PEO) ($)	Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year (Second PEO) ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (Second PEO) ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included (Second PEO) ($)	Total Equity Award Additions (Second PEO) ($)
2022	—	—	—	(1,000,729)	(18,528,159)	—	(19,528,888)
2021	10,065,199	7,670,806	—	7,880,851	—	—	25,616,856
2020	9,075,938	4,523,919	—	(2,810,785)	(2,678,000)	—	8,111,072

Year	Average Year-End Fair Value of Current Year Equity Awards That Remain Unvested as of Last Day of Year (Other NEOs) ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards (Other NEOs) ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (Other NEOs) ($)	Average Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year (Other NEOs) ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (Other NEOs) ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included (Other NEOs) ($)	Average Total Equity Award Additions (Other NEOs) ($)
2024	1,732,466	134,914	—	387,530	(20,528)	—	2,234,382
2023	1,155,596	437,838	18,972	66,214	(698,878)	—	979,742
2022	1,166,726	(218,616)	—	(223,554)	(192,103)	—	532,453
2021	1,168,135	1,085,346	—	1,438,514	—	—	3,691,994
2020	2,976,285	151,147	—	(305,742)	(205,534)	—	2,616,157

(3)
The Peer Group Total Shareholder Return set forth in this table consists of the same peer group we utilize in the stockholder return performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2024, and consists of Aristocrat (Australian Securities Exchange: ALL), IGT (New York Stock Exchange: IGT), Everi Holdings Inc. (New York Stock Exchange: EVRI), Playtika Holding Corp. (New York Stock Exchange: PLTK), PlayAGS, Inc. (New York Stock Exchange: AGS) and Evolution AB (Stockholm Stock Exchange: EVO) (the “Peer Group”). The Total Shareholder Return dollar amounts shown in column (h) assume $100 was invested on January 1, 2020 through the end of the listed year in the Company and such Peer Group, respectively, assuming that all dividends were reinvested.

(4)
For purposes of providing a consistent measure for each fiscal year presented, Consolidated AEBITDA for fiscal years 2021 and 2020 excludes the results of business units that we divested in 2022, although, annual bonus payments for such years were determined based on Consolidated AEBITDA measured inclusive of such business units. A reconciliation of Consolidated AEBITDA for each year is provided in Appendix A.

(5)
Includes a pre-tax gain of $4,927 million on the sale of discontinued operations. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

We consider Consolidated AEBITDA to be the most important measure used to link our performance to the “Compensation Actually Paid” for our named executive officers in 2024. This choice was motivated by the fact that Consolidated AEBITDA, subject to certain adjustments, was one of the performance metrics, in the form of LWICP AEBITDA, under the 2024 LWICP, determining 50% of the payout for our executives with Company-wide responsibilities, and the sole performance metric, in the form of RSU AEBITDA, for a significant portion of the outstanding equity awards held by our named executive officers, including awards that were earned in early 2025. The below list consists of our “most important” financial performance measures used to link our performance to the “Compensation Actually Paid” for our named executive officers in 2024. Revenue, subject to certain adjustments, was the other performance metric used to determine payouts under our 2024 LWICP and TSR was used to determine the vesting level for half of our 2022 – 2024 performance-conditioned RSUs. In addition, we consider free cash flow to be an important financial performance metric linked to “Compensation Actually Paid” for 2024 even though it was not used as a metric under our programs in 2024, because the Compensation Committee takes our free cash flow results into consideration when making other compensation-related decisions, including whether to provide executives with merit increases or to exercise negative discretion to reduce payouts under the LWICP.
•
Consolidated AEBITDA

•
Revenue

•
TSR

•
Free cash flow

Relationship between “Compensation Actually Paid” and Total Shareholder Return
The graphs below show the relationship between the “Compensation Actually Paid” for our President and Chief Executive Officer(s), our other named executive officers and the total shareholder return of the Company and the Peer Group.
Relationship between “Compensation Actually Paid” and Net Income
The graphs below reflect the relationship between the “Compensation Actually Paid” for our President and Chief Executive Officer(s), our other named executive officers and our net income. Note that net income for 2022 includes a pre-tax gain of $4,927 million on the sale of discontinued operations.

Relationship between “Compensation Actually Paid” and Consolidated AEBITDA
The graphs below reflect the relationship between the “Compensation Actually Paid” for our President and Chief Executive Officer(s), our other named executive officers and Consolidated AEBITDA.

Equity Compensation Plan Information
The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,454,219	$35.27	5,013,502
Equity compensation plans not approved by security holders(2)	—	—	69,517
Total	3,454,219	$35.27	5,083,019

(1)
The “Equity compensation plans approved by security holders” includes 3,509,750 shares of common stock that may be issued under the 2003 Plan and 1,503,752 shares of common stock that may be issued under the Company’s 2016 Employee Stock Purchase Plan.

(2)
The “Equity compensation plans not approved by security holders” consists of our 1995 Equity Incentive Plan (discussed below).

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. As of December 31, 2024, there was a total of 1,953,087 shares subject to RSUs which were outstanding under the 2003 Plan. Had those RSUs been included in calculating the weighted average exercise price (treating them in effect as options with an exercise price of $0), the weighted average exercise price for awards under security holder-approved plans would have been $15.33.

1995 Equity Incentive Plan.   The 1995 Equity Incentive Plan (the “1995 Plan”), which was originally adopted by our Board in May 1995, authorizes grants of non-qualified options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2024, no shares were subject to outstanding awards under the 1995 Plan and 69,157 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue or terminate the 1995 Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under NASDAQ rules which would require stockholder approval for material modifications of the 1995 Plan.

Certain Relationships and Related Person Transactions
The Company has written policies and procedures relating to related person transactions. The Audit Committee, with assistance from the Chief Legal Officer, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements under Item 404 of Regulation S-K (each a “Related Party Transaction”), including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company’s policy is not to enter into a Related Party Transaction unless both the Audit Committee and the Board approve the transaction as specified in the Audit Committee’s charter. Other transactions with related persons as well as certain material changes in previously approved relationships may also require legal department or compliance department approval under our policies and procedures.

Proposal 2
Approval, on an Advisory Basis, of the
Compensation of the Company’s Named Executive Officers
The Company is seeking an advisory vote on executive compensation from stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement. In 2023, the Board considered the recommendation of stockholders and determined to conduct an annual say-on-pay vote until the next required advisory vote on the frequency of say-on-pay votes. Accordingly, the next say-on-pay vote is expected to occur at our 2026 annual meeting of stockholders.
The Company’s executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is well aligned with the long-term interests of the Company and our stockholders.
Highlights of our executive compensation program include:
At-risk pay.   Executive pay is substantially at-risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that depend on achievement of pre-approved financial targets.
LWICP bonus program reviewed annually; payouts based on rigorous financial performance targets.   The Compensation Committee reviews the bonus program design each year with a view to realizing desired corporate objectives. In recent years, this review has focused on structuring a payout scale that the Compensation Committee has deemed appropriate in light of our focus on growth of our business. In 2024, we used two metrics to avoid undue emphasis on any one performance goal. In general, no LWICP bonus was payable unless at least 85% of the targeted amount was achieved, and the payout percentage at the target threshold was only 25% of an executive’s target bonus opportunity.
Use of Performance-conditioned Restricted Stock Units.   For 2024, one-half of the annual equity award grant to each of our executive officers consisted of performance-conditioned RSUs. In addition, we utilized two different metrics for our performance-conditioned RSU awards, RSU AEBITDA and relative total shareholder return, to align a significant portion of our executives’ compensation to the achievement of our long-term financial goals and the returns realized by stockholders.
No deferred compensation.   We do not offer a deferred compensation plan.
Stock ownership guidelines.   Since 2013, we have had stock ownership guidelines in place for our President and Chief Executive Officer, his executive officer direct reports and non-employee directors in order to encourage a long-term perspective in managing the Company and to further align the interests of our executive officers and directors with the interests of stockholders. See “Compensation Discussion and Analysis — Corporate Governance Policies — Stock Ownership Guidelines” above for additional information.
Clawback policies.   The Company maintains a clawback policy that exceeds the requirements of NASDAQ and the Dodd-Frank Act, which subjects cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “Compensation Discussion and Analysis — Corporate Governance Policies — Clawback Policies” above for additional information.
No hedging and no pledging policies.   Since 2013, we have had a policy prohibiting employees and directors from engaging in hedging transactions, and in 2021 we adopted a policy prohibiting employees and directors from holding the Company’s securities in a margin account or pledging them as collateral for a loan. See “Compensation Discussion and Analysis — Corporate Governance Policies — No Hedging and No Pledging Policies” above for additional information.

Independent compensation consulting firm.   The Compensation Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.
The “Compensation Discussion and Analysis” section above provides a more detailed discussion of our executive compensation program.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders of Light & Wonder, Inc. approve the compensation of the Company’s named executive officers for 2024, as disclosed under SEC rules, including as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the Company’s 2025 Proxy Statement.
This advisory vote on executive compensation is not binding on the Board or the Compensation Committee. However, the Board and/or Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Proposal 3
Approval of an Amendment and Restatement of the Company’s 2003 Incentive Compensation Plan (As Amended And Restated To Date)
Introduction
We are seeking stockholder approval of an amendment and restatement of the 2003 Plan (the “A&R 2003 Plan”), which was approved by the Board of Directors on April 29, 2025. The amendment and restatement will increase the number of shares reserved under the 2003 Plan by 2,300,000 shares. The amendment and restatement of the 2003 Plan also reflects updates to remove provisions that are no longer relevant or to align with market practice (e.g., eliminate certain share recycling provisions).
The proposed amendment and restatement of the 2003 Plan will not change the terms of any outstanding awards under the 2003 Plan. The Board and Compensation Committee believe that the A&R 2003 Plan will continue to help us:
•
attract, retain, incentivize and reward executives, employees, directors and other persons who provide services to us and our subsidiaries;

•
provide for equitable and competitive compensation opportunities to participants;

•
encourage long-term service by participants;

•
recognize individual contributions and reward achievement of our goals; and

•
promote the creation of long-term value for the Company by closely aligning the interests of participants with those of our stockholders.

The Board and the Compensation Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of the Company. In this regard, the 2003 Plan has been, and the A&R 2003 Plan will continue to be, a key element of our overall compensation program. The Board believes that the number of shares remaining available for grants under the 2003 Plan is inadequate to achieve the stated purposes of the 2003 Plan in the future.
Shares Reserved and Available under Our Equity Compensation Plans
Information on the total number of shares available under our existing equity compensation plans (including our 2016 Employee Stock Purchase Plan (as amended and restated, the “ESPP”)) and unissued shares deliverable under outstanding options and RSUs as of the end of the last fiscal year is presented above under the caption “Equity Compensation Plan Information”. The following table reflects the aggregate number of shares subject to outstanding equity awards (excluding the shares available under the ESPP), and the shares that would be available for future awards if stockholders approve this proposal — referred to as “overhang” — as of December 31, 2024. Because the aggregate number of shares will increase under the proposed amendment and restatement of the 2003 Plan, the level of overhang reflected in the table increases from 7.48% to 9.71% (based on awards and shares outstanding as of December 31, 2024) if stockholders approve the A&R 2003 Plan:
Shares subject to outstanding awards(1)	3,454,219
Shares available for future equity awards(2)	3,509,750
New share request	2,300,000
Total shares outstanding as of December 31, 2024	86,190,372
Current percentage of shares (diluted)(3)	7.48%
Percentage of shares (diluted) after new share request	9.71%

(1)
Includes 1,501,132 outstanding stock options with a weighted average exercise price of $35.27 and a weighted average remaining term of 2.0 years and 1,953,087 outstanding RSUs.

(2)
This number represents shares available for delivery in connection with awards under the 2003 Plan at December 31, 2024.

(3)
Outstanding shares (the denominator in this calculation) include all common stock outstanding at December 31, 2024 and the potential dilution from issuance of unissued shares reserved for outstanding awards or future awards under the 2003 Plan.

For additional information concerning our historical granting practices and outstanding equity-based compensation awards, see Note 16 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2024 and other information in this Proxy Statement.
2022-2024 “Burn Rate”
The following table presents information on our “burn rate,” showing the rate at which equity awards have been newly granted or earned during the past three years. For this purpose, equity award usage in a given year includes (1) the number of new equity awards granted solely with service-based vesting terms plus (2) the number of performance-based equity awards as to which, in the given year, the performance conditions were satisfied.
	2022		2023		2024
	Options	RSUs	Options	RSUs	Options	RSUs
Aggregate number of equity awards reported as granted(1)	10,000	1,801,798	—	1,175,036	10,000	1,480,540
Weighted average common shares outstanding	94,766,409		90,709,527		89,008,448
Burn rate, annual	1.91%		1.30%		1.67%

(1)
As reported in the notes to our financial statements filed with our Annual Reports on Form 10-K (see Note 16) for each of 2022, 2023 and 2024). The aggregate number of equity awards granted included performance-based awards at grant (rather than upon satisfaction of performance conditions).

Based on the burn rates shown in the table above, the average burn rate for the period 2022-2024 was 1.63%.
Grants for 2025 under Current Plans
The selection of the individuals who will receive grants under the proposed A&R 2003 Plan, and the number of shares to be granted to such individuals, are determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the proposed A&R 2003 Plan. The following tables set forth information with respect to options and other awards granted under the 2003 Plan during 2024 and options granted under the 2003 Plan since its original adoption through April 11, 2025. For the value of the equity awards received by our named executive officers and non-employee directors during 2024, please see the Grants of Plan-Based Awards Table and Director Compensation Table, respectively. As of April 11, 2025, the last reported sale price of the Company’s common stock on the NASDAQ Stock Market was $78.01 per share.

Name / Description	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
Named Executive Officers:
Mr. Wilson	—	53,993
Mr. Chow	—	13,119
Mr. Sottile	—	18,298
Ms. Lane	—	43,181
All current executive officers as a group (4 persons)	—	128,591
All current non-executive directors as a group (8 persons)	10,000	12,954
All employees, excluding current executive officers and other named executive officers	—	1,338,995
Name / Description	Position	Number of Options Granted over the life of the 2003 Plan through April 11, 2025
Named Executive Officers:
Mr. Wilson	President and Chief Executive Officer and Director	—
Mr. Chow	Executive Vice President, Chief Financial Officer and Treasurer	—
Mr. Sottile	Executive Vice President, Chief Legal Officer and Corporate Secretary	40,266
Ms. Lane	Executive Vice President, Group Chief Executive, Gaming	—
Total current executive officers as a group (4 persons)		40,266
Current non-executive directors as a group (8 persons)		1,375,866
Each associate of any such directors, executive officers or nominees		—
Each nominee for election as a director
Jaime R. Odell		662,933
Antonia Korsanos		662,933
Matthew R. Wilson		—
Hamish R. McLennan		10,000
Michael Marchetti		10,000
Timothy Throsby		10,000
Stephen Morro		10,000
Kneeland C. Youngblood		10,000
Virginia E. Shanks		10,000
Each other person who received 5% of such options		—
All employees, including all current officers who are not executive officers, as a group		4,272,603

Reasons for Stockholder Approval
We seek approval of the proposed amendment and restatement of the 2003 Plan by our stockholders in order to continue to provide equity incentives linked to common stock and tied to our performance to promote the long-term success of the Company. We believe the ability and flexibility to offer equity-based compensation is critical to attracting and retaining the talent we need to achieve our business objectives, especially the continued innovation to provide best in class content and systems and support growth in our gaming, social and digital product lines and services worldwide. In addition to attracting and retaining executives and other key talent, providing employees with equity-based compensation also incentivizes performance that is in the long-term interests of our stockholders. Our Board and Compensation Committee believe that continuing to provide equity-based compensation is essential to the execution of the Company’s long-term strategy, and, as we continue to review and improve our executive compensation program, expect that equity-based compensation will be an increasingly key component of our recruiting, retention and incentive efforts. In particular, if we were not able to provide equity-based compensation, we would be at a competitive disadvantage in attracting and retaining key talent, would not be as effective at aligning the interests of our key employees with those of our stockholders and would have to rely to a much greater extent on cash-based compensation. Accordingly, we believe that the adoption of the amendment and restatement of the 2003 Plan is in the best interest of our stockholders.
The request for 2,300,000 additional shares represents 2.71% of common shares outstanding as of the record date. We anticipate that the 2,300,000 additional shares plus the shares currently available will be sufficient to fund grants for three to four years, but this period may be longer or shorter depending on the future price performance of our common stock.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2003 INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

Description of the A&R 2003 Plan
The principal terms of the A&R 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the A&R 2003 Plan, a copy of which is attached as Appendix B. The amendment and restatement of the 2003 Plan would increase the number of shares reserved under the 2003 Plan by 2,300,000 shares. The amendment and restatement of the 2003 Plan also reflects updates to remove provisions that are no longer relevant or to align with market practice (e.g., eliminate certain share recycling provisions).
You may obtain a copy of the A&R 2003 Plan free of charge by writing to the Corporate Secretary, Light & Wonder Inc., 6601 Bermuda Road, Las Vegas, Nevada 89119. If stockholders decline to approve the proposed amendment and restatement of the 2003 Plan, the 2003 Plan as previously approved by stockholders would remain in effect.
Overview of A&R 2003 Plan Awards.   The A&R 2003 Plan authorizes a broad range of awards, including:
•
stock options;

•
SARs;

•
restricted stock, or a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

•
deferred stock, or a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are often called RSUs);

•
performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

•
other awards based on common stock;

•
dividend equivalents;

•
cash-based performance awards tied to achievement of specific performance objectives; and

•
shares issuable in lieu of rights to cash compensation.

Restriction on Repricing.   The A&R 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the A&R 2003 Plan or other equity plans in a transaction that constitutes a “repricing”. For this purpose, a “repricing” means amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles or repurchasing for cash or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing”.
Shares Available under the A&R 2003 Plan.   The number of shares subject to outstanding awards at April 11, 2025 was 3,393,272 and the number of shares remaining available for future awards at that date under the 2003 Plan was 2,846,927, for a total of 6,230,199 shares.
Shares that are subject to awards under the A&R 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are shares tendered by a participant or withheld by the Company as full or partial payment of the exercise price or satisfaction of tax obligations relating to an option or SAR or shares subject to a SAR in excess of the number delivered upon exercise of the SAR will not be available for other awards under the A&R 2003 Plan withheld in satisfaction of tax obligations relating to any award, will not be deemed to be deliverable or delivered and therefore will be available for other awards under the A&R 2003 Plan. Under the A&R 2003 Plan, shares repurchased in the open market with the proceeds from the exercise of an option do not become available for awards. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the A&R 2003 Plan so long as the Compensation Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the A&R 2003 Plan. Shares delivered under the A&R 2003 Plan may be either newly issued or treasury shares. All shares available for issuance under the A&R 2003 Plan may be granted as incentive stock options (“ISOs”).
On April 11, 2025, the last reported sale price of the Company’s common stock on the NASDAQ Stock Market was $78.01 per share.
Non-Employee Director Compensation Limitations.   Non-employee directors may not be paid or granted, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $750,000. The value of equity awards will be determined based on its grand date fair value. The foregoing limitations will not apply to (1) one-time initial equity grants upon a non-employee director’s initial appointment to the Board or (2) compensation provided in extraordinary circumstances and only if the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or any other contemporaneous compensation decisions involving other non-employee directors. For the avoidance of doubt, compensation paid to a non-employee director in their capacity other than as a director, e.g., an employment or consulting role, will not be subject to the foregoing limitation. Compensation that is deferred will be counted towards the foregoing limit for the year in which it is first earned.
Adjustments to Shares Reserved, Awards and Award Limits.   Adjustments to the number and kind of shares subject to the share limitations are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring, as defined under applicable accounting rules, or other similar event affecting our common stock. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of events (such as these) that constitute an “equity restructuring” under accounting rules to preserve (without enlarging) the rights of A&R 2003 Plan participants with respect to their awards. The Compensation Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles. Furthermore, in the event of a transaction or event as described above, the Compensation Committee may provide for the termination of an award in exchange for a payment of cash or other property, provide for the assumption or substitution of an award by a successor or survivor corporation or replace an award with other rights or property.
Eligibility.   Executive officers and other officers and employees of the Company and its subsidiaries or affiliates (including directors), non-employee directors of the Company and other consultants or advisers who provide substantial services are eligible to be granted awards under the A&R 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As of December 31, 2024 we had approximately 540 full-time employees (including 4 executive officers) and 8 directors (excluding Mr. Wilson) who are potentially eligible for awards under the 2003 Plan. The number of non-employee service providers currently eligible for grants cannot be readily determined. Approximately 968 individuals held outstanding awards under the 2003 Plan as of December 31, 2024.
Administration.   The A&R 2003 Plan is administered by the Compensation Committee, except that the Board may itself act in place of the Compensation Committee to administer the A&R 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. Subject to the terms and conditions of the A&R 2003 Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the A&R 2003 Plan and make all other determinations which may be necessary or advisable for the administration of the A&R 2003 Plan. Nothing in the A&R 2003 Plan precludes the Compensation Committee from authorizing payment of compensation outside of the A&R 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Compensation Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The A&R 2003 Plan provides that Compensation Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination or interpretation taken or made in good faith under the A&R 2003 Plan unless such action resulted from such person’s bad faith, fraud or willful criminal act or omission.
Stock Options and SARs.   The Compensation Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price”. The exercise price of an option and the base price of a SAR are determined by the Compensation Committee but may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine. This may include withholding of option shares to pay the exercise price. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.
Restricted and Deferred Stock/Restricted Stock Units.   The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which will remain subject to the same forfeiture conditions as the underlying restricted stock), unless otherwise determined by the Compensation Committee.
Deferred stock gives a participant the right to receive shares at the end of a specified vesting and/or deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of RSUs. The Compensation Committee will establish any vesting requirements for deferred stock/RSUs granted for continuing services. The period during which RSUs can be deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Compensation Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which will be subject to the same forfeiture conditions as the underlying deferred stock) will accrue and become payable on vested shares, if authorized by the Compensation Committee.
Other Stock-Based Awards, Stock Bonus Awards and Awards in Lieu of Other Obligations.   The A&R 2003 Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Compensation Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.
Performance-Based Awards.   The Compensation Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of defined performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. The business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards may include, but are not limited to, the following:
•
earnings per share (basic or fully diluted);

•
revenues;

•
earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, capital expenses, extraordinary or special items or other adjustment;

•
AEBITDA;

•
cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•
return on net assets, return on assets, return on investment, return on capital or return on equity;

•
economic value created;

•
operating margin or operating expense;

•
net income;

•
stock price or total stockholder return; and

•
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.

The Compensation Committee retains discretion to set the level of performance for a given business criterion that will result in the earning of a specified amount under a performance award, to set goals relative to fixed targets, past performance, performance of other companies or performance relative to an index, to adjust any of the business criteria, to target business criteria to a specific business unit, line of business or product and to choose business criteria not included among the foregoing.
Other Terms of Awards.   Awards may be settled in cash, shares, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Compensation Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the A&R 2003 Plan. The Compensation Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the A&R 2003 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Compensation Committee may permit transfers of awards other than ISOs on a case-by-case basis for estate planning purposes.
The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards granted under the A&R 2003 Plan will be subject to the Company’s “clawback” policy and may be subject to recoupment at the discretion of the Compensation Committee in the event that the Company’s financial statements are restated due to fraud or gross misconduct by the applicable executives. See “— Corporate Governance Policies — Clawback Policy” above for additional information. Awards under the A&R 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the A&R 2003 Plan, awards under other Company plans or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the A&R 2003 Plan. The Compensation Committee also may grant awards in addition to and in tandem with other awards or rights.
Dividend Equivalents.   The Compensation Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends or other distributions paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends or other distributions paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents credited on equity awards must be forfeitable based on performance or service to at least the same extent as the underlying award, and no dividend equivalents may be credited on unexercised options and SARs.
Vesting, Forfeitures and Related Award Terms.   The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.
The A&R 2003 Plan provides that, upon a “Change in Control” (as defined in the A&R 2003 Plan), unless the Compensation Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. The Compensation Committee will determine the extent to which any performance conditions are deemed met upon a change in control, unless otherwise provided in the applicable award agreement.
Amendment and Termination of the A&R 2003 Plan.   The Board may amend, suspend, discontinue or terminate the 2003 Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ Stock Market rules. NASDAQ Stock Market rules require stockholder approval of material modifications to plans such as the A&R 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the A&R 2003 Plan.
Unless earlier terminated, the A&R 2003 Plan will terminate at such time that no shares reserved under the A&R 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.
Federal Income Tax Implications of the A&R 2003 Plan
We believe that under current law the following U.S. federal income tax consequences generally would arise with respect to awards under the A&R 2003 Plan.
The grant of an option or a SAR will create no U.S. federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.
Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the ISO shares at the date of exercise minus the exercise price and (2) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant’s sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis”

normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise (or upon sale of the option shares in the case of an ISO). A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.
We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.
Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Internal Revenue Code. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of RSUs that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.
On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.
Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A of the Internal Revenue Code. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A of the Internal Revenue Code in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.
Some options and SARs may be subject to Section 409A of the Internal Revenue Code, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet the regulations under Section 409A of the Internal Revenue Code, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.
Section 162(m) of the Internal Revenue Code currently provides that if, in any year, the compensation that is paid to one of our named executive officers (or any person who was a named executive officer for any year beginning with 2017) exceeds $1,000,000, any amounts that exceed the $1,000,000 threshold will generally not be deductible by us for federal income tax purposes. The American Rescue Plan Act of 2021 will expand the number of employees covered by Section 162(m) of the Internal Revenue Code, beginning in 2027, to also include the Company’s five most highly compensated employees in addition to our named executive officers. In addition, compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Internal Revenue Code.
The foregoing provides only a general description of the application of U.S. federal income tax laws to certain awards under the A&R 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the A&R 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the A&R 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.
No awards have been granted at this time subject to the approval of the proposed amendment and restatement of the 2003 Plan. If stockholders do not approve the proposed amendment and restatement of the 2003 Plan, the 2003 Plan will remain in effect in accordance with its current terms.
New Plan Benefits Under the A&R 2003 Plan
All future awards to directors, executive officers and employees will be made at the discretion of the Board or the Compensation Committee. Therefore, we cannot determine future benefits under the A&R 2003 Plan at this time. Information regarding our recent practices with respect to equity-based compensation under the A&R 2003 Plan is presented elsewhere in this Proxy Statement and in our annual report on Form 10-K for the fiscal year ended December 31, 2024.

Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Board that is available on the Company’s website at www.lnw.com.
The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2024, with management and Deloitte & Touche LLP, or Deloitte, the independent registered public accounting firm for the Company. The Committee also discussed and reviewed with Deloitte all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including the matters required to be discussed by Deloitte with the Audit Committee under PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and SEC Rule 2-07 of Regulation S-X.
In addition, Deloitte provided to the Audit Committee a formal written statement describing all relationships between Deloitte and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Deloitte’s independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee reviewed and discussed with Deloitte any matters that could have impacted Deloitte’s objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Audit Committee’s attention as a result of its review of Deloitte’s statement or its discussions with Deloitte that would indicate that Deloitte lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Audit Committee
Michael Marchetti, Chair
Virginia Shanks
Timothy Throsby

Proposal 4
Ratification of the Appointment of Deloitte & Touche LLP
as the Company’s Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2025, and stockholders are being asked to ratify such appointment at the annual meeting.
Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Deloitte & Touche LLP or to engage a different firm to serve as the Company’s independent auditor.
Fees Paid to Our Independent Registered Public Accounting Firm
On May 7, 2019, SciPlay Corporation (“SciPlay”) completed the IPO for an 18.0% minority interest in our Social gaming business. Subsequent to the IPO, we continued to control shares representing a majority of the combined voting power in SciPlay and continued to have a controlling financial interest in, and consolidated, SciPlay. On October 23, 2023, we acquired the remaining approximately 17% equity interest in SciPlay not already owned by us pursuant to a merger, after which SciPlay ceased to be publicly traded and became a wholly-owned subsidiary of the Company. Aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by our and SciPlay’s independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates separated for each registrant were approximately:
	2024 Fees	2023 Fees
		Light & Wonder	SciPlay	Consolidated
	(in millions)
Audit Fees	$5.9	$6.1	$0.5	$6.6
Audit-Related Fees	$0.2	$0.1	$—	$0.1
Tax Fees	$1.4	$2.8	$0.6	$3.4
All Other Fees	$—	$—	$—	$—
Light & Wonder
The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements included in our annual report on Form 10-K, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation, statutory audits of foreign subsidiary financial statements and recurring gaming related regulatory audits and attestation services. 2024 Audit-Related Fees listed above were primarily billed in connection with advisory services associated with prospective acquisitions, while 2023 Audit-Related Fees listed above were primarily billed in connection with services associated with financing transactions. The Tax Fees listed above were billed for tax compliance, planning and advice. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.
SciPlay
The Audit Fees listed above for 2023 were billed in connection with the audit of SciPlay’s annual consolidated financial statements included in SciPlay’s annual reports on Form 10-K and the reviews of SciPlay’s interim consolidated financial statements included in SciPlay’s quarterly reports on Form 10-Q. 2023 audit fees included services performed through the termination of the audit services in October 2023 due to the SciPlay Merger when SciPlay ceased to be a publicly traded company and became a wholly-owned subsidiary of L&W. The Tax Fees listed above were primarily billed for tax compliance and advice.
Pre-Approval Policy for Services Performed by our Independent Registered Public Accounting Firm
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services — that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025

Other Matters
We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.
We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically.
Due to rounding, certain numbers presented herein may not precisely recalculate.

Stockholder Proposals For The Next Annual Meeting
Proxy Statement Proposals
Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2026 annual meeting of stockholders, it must be received at our principal executive offices, 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary, not less than 120 days before the anniversary of the date this Proxy Statement is released to stockholders, unless the date of the 2026 annual meeting of stockholders is more than 30 days before or after June 10, 2026, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Since this Proxy Statement will be first made available to our stockholders on or about April 30, 2025, the proposal must be received not later than December 31, 2025. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.
Other Proposals and Nominations
For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2026 annual meeting of stockholders, stockholders are advised to review our Third Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 10, 2026 and the close of business on March 12, 2026 for the 2026 annual meeting of stockholders. In the event that the 2026 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 10, 2026, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2026 annual meeting of stockholders and no later than the later of (i) the 90th day prior to the 2026 annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2026 annual meeting of stockholders if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting. In addition to satisfying the foregoing advance notice deadlines and information requirements set forth in our Third Amended and Restated Bylaws, any stockholder intending to submit a nomination for director to the Board other than the Company’s nominees must comply with the additional requirements prescribed by Rule 14a-19 under the Exchange Act.
All proposals should be sent to our principal executive offices at 6601 Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.
These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
Copies of our Third Amended and Restated Bylaws can be accessed through the Investors — Corporate Governance — Bylaws link on our website at www.lnw.com, or are available by request to the Corporate Secretary at the address set forth above.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.
By Order of the Board of Directors

Dated: April 30, 2025	James Sottile Executive Vice President, Chief Legal Officer and Corporate Secretary

Appendix A
Reconciliations of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). As described in the “Executive Compensation” section, annual bonuses awarded to executive officers in respect of 2024 and certain performance-conditioned RSUs that vested based on a performance period that ended in 2024 were each earned based on our achievement against certain non-GAAP financial metrics as described in more detail in “Compensation Discussion and Analysis — Objectives and Components of Compensation Program,” with reconciliation to the most directly comparable GAAP measure provided below.
LWICP Revenue, as used herein, is a non-GAAP financial measure Consolidated Revenue, with further LWICP-related adjustments, as set forth in the tables below.
LWICP AEBITDA, as used herein, is a non-GAAP financial measure Consolidated AEBITDA, with further LWICP-related adjustments and adjustments from the Compensation Committee, as set forth in the tables below.
RSU AEBITDA, as used herein, is a non-GAAP financial measure Consolidated AEBITDA (representing continuing operations adjusted for the impact of the divestitures), with further adjustments from the Compensation Committee, as set forth in the tables below.
Consolidated AEBITDA is a non-GAAP financial measure that is reconciled to net income (loss) attributable to Light & Wonder.
These non-GAAP financial measures should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC.

RECONCILIATION OF GAMING AND CONSOLIDATED REVENUE TO LWICP REVENUE
	Year Ended December 31, 2024
(unaudited, $ in millions)	Gaming	Consolidated
Revenue	$2,068	$3,188
Compensation Committee adjustments	—	—
LWICP Revenue	$2,068	$3,188

RECONCILIATION OF CONSOLIDATED AEBITDA
(unaudited, $ in millions)	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021
Reconciliation of Net Income (Loss) Attributable to L&W to Consolidated AEBITDA
Net income (loss) attributable to L&W	$336	$163	$3,675	$371
Net income attributable to noncontrolling interest	—	17	22	19
Net income from discontinued operations, net of tax	—	—	(3,873)	(366)
Net income (loss) from continuing operations	336	180	(176)	24
Restructuring and other	94	92	146	167
Depreciation, amortization and impairments	361	384	420	398
Other income, net	(37)	(5)	(6)	(28)
Interest expense	293	309	327	478
Income tax expense (benefit)	85	25	13	(318)
Stock-based compensation	110	118	69	113
Loss on debt financing transactions	2	15	147	—
Gain on remeasurement of debt	—	—	(27)	(41)
Consolidated AEBITDA	$1,244	$1,118	$913	$793

RECONCILIATION OF GAMING AND CONSOLIDATED AEBITDA TO LWICP AEBITDA
	Year Ended December 31, 2024
(unaudited, $ in millions)	Gaming	Consolidated
Consolidated AEBITDA	$1,027	$1,244
LWICP adjustments(1)	(17)	(36)
LWICP AEBITDA	$1,010	$1,208

(1)
Represents reduction for incentive compensation and capitalized labor.

RECONCILIATION OF CONSOLIDATED AEBITDA TO RSU AEBITDA
(unaudited, $ in millions)	Year Ended December 31, 2024
Consolidated AEBITDA	$1,244
Compensation Committee adjustments	—
RSU AEBITDA	$1,244

Appendix B
Proposed Light & Wonder, Inc. Amended and Restated 2003 Incentive Compensation Plan
AMENDED AND RESTATED 2003 INCENTIVE COMPENSATION PLAN
1.   Purpose.   The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the “Plan”), is to assist Light & Wonder, Inc., a Nevada corporation (the “Company”), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value.
2.   Definitions.   For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
(a)   “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A.
(b)   “affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.
(c)   “Award” means any award of Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalents, Other Stock-Based Awards or Performance Awards together with any other right or interest granted to a Participant under the Plan.
(d)   “Beneficiary” means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(e)   “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.
(f)   “Board” means the Company’s Board of Directors.
(g)   “Change in Control” means Change in Control as defined with related terms in Section 9 hereof.
(h)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.
(i)   “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and other corporate governance documents of the Company, or another committee or subcommittee of the Board as appointed by the Board, to the extent permitted by applicable law. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s Charter or the Plan.
(j)   “Deferred Stock” means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified vesting and/or deferral period.
(k)   “Dividend Equivalent” means a conditional right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.

(l)   “Effective Date” means June 10, 2025.
(m)   “Eligible Person” means each executive officer and other officer or employee of the Company or any of its subsidiaries or affiliates including each such person (who may also be a director of the Company, each non-employee director of the Company) each other consultant or adviser who provides substantial services to the Company and/or its subsidiaries or affiliates and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(o)   “Fair Market Value” means, as of any given date, the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Option or SAR that is intended to be a Non-409A Award shall conform to requirements under Code Section 409A.
(p)   “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.
(q)   “Non-409A Awards” means Awards that do not constitute a deferral of compensation under Code Section 409A. Although the Committee retains authority under the Plan to grant Awards on terms that will qualify them as 409A Awards, Awards will be interpreted in a manner such that they will qualify as Non-409A Awards (with conforming terms, as provided in Section 10(h) hereof) unless otherwise expressly specified by the Committee.
(r)   “Option” means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(s)   “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.
(t)   “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(u)   “Performance Award” means a conditional right, granted to a Participant under Section 7 hereof, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon the achievement of performance criteria specified by the Committee.
(v)   “Performance Goals” means: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items or other adjustments; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities, in each case, in absolute terms, as a goal relative to performance in prior periods or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies or (11) any other criteria established by the Committee.

(w)   “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
(x)   “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(y)   “Stock” means the Company’s Common Stock, $0.001 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
(z)   “Stock Appreciation Rights” or “SAR” means a conditional right granted to a Participant under Section 6(c) hereof.
(aa)   “subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty (50%) or more of the total combined voting power of all classes of its stock.
3.   Administration.
(a)   Authority of the Committee.   Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any purpose (subject to Nasdaq Listing Rule 5635(c)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.
(b)   Manner of Exercise of Committee Authority.   The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may otherwise act with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 78.200 and other applicable provisions of the Nevada Revised Statutes. The Committee may appoint agents to assist it in administering the Plan.
(c)   Limitation of Liability.   The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, certified public accountants, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s organizational documents relating to the creation and governance of the Company or the Committee, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4.   Shares Available Under the Plan.
(a)   Number of Shares Available for Delivery.   Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan, all of which may be granted as ISOs, shall be equal to the sum of (i) 2,300,000 plus (ii) any shares that were available immediately prior to the Effective Date or thereafter have or will become available. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
(b)   Share Counting Rules.   Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR that is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to an Award (other than an Option or SAR) which is cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Award is settled in cash, or (iv) withheld in connection with an Award (other than an Option or SAR) to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan. Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. The payment of dividends and Dividend Equivalents, other than in shares of Stock, in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business except as may be required by reason of Code Section 422. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.
5.   Eligibility; Per-Person Award Limitations.
(a)   Grants to Eligible Persons.   Awards may be granted under the Plan only to Eligible Persons.
(b)   Non-Employee Director Limits.   Notwithstanding the foregoing, no non-employee director may be paid or granted, in any fiscal year, cash compensation and equity awards (including any Awards issued under the Plan) with an aggregate value greater than $750,000 (with the value of each Award (or any other equity award) based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)) (such limit, the “Non-employee Director Pay Limit”); provided that the foregoing limitation shall not apply in respect of any Awards issued to a non-employee director (A) in respect of any one-time initial equity grant upon a non-employee director’s initial appointment to the Board or (B) in the event of extraordinary circumstances, to the extent the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving other non-employee directors. Any cash compensation paid or Awards (or any other equity awards) granted to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not be subject to the Non-employee Director Pay Limit. Any compensation that is deferred will be counted toward the Non-employee director Pay Limit for the year in which it was first earned, and not when paid or settled (if later).

6.   Specific Terms of Awards.
(a)   General.   Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(h) hereof. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Nevada Revised Statutes, and may otherwise require payment of consideration for an Award except as limited by the Plan.
(b)   Options.   The Committee is authorized to grant Options to Participants on the following terms and conditions:
(i)   Exercise Price.   The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except that, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization, and such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.
(ii)   Time and Method of Exercise.   The Committee shall determine the term of the Option, subject to Section 8(b) hereof, and the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), whether or not the Option will be a 409A Award or Non-409A Award, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Sections 10(h) and (i) hereof), including, without limitation, cash, Stock (including Stock deliverable upon exercise, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law)), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).
(iii)   ISOs.   The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.
(c)   Stock Appreciation Rights.   The Committee is authorized to grant SARs to Participants on the following terms and conditions:
(i)   Right to Payment.   A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price per share of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.
(ii)   Other Terms.   The Committee shall determine, at the date of grant or thereafter, the term of each SAR, subject to Section 8(b) hereof, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not the SAR will be a 409A Award or Non-409A Award, and any other terms and conditions of any SAR. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option.
(d)   Restricted Stock.   The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)   Grant and Restrictions.   Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) hereof, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.
(ii)   Forfeiture.   Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(iii)   Certificates for Stock.   Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv)   Dividends and Splits.   As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Stock distributed in connection with a Stock split or Stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock, cash or other property has been distributed.
(e)   Deferred Stock.   The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified vesting and/or deferral period, subject to the following terms and conditions:
(i)   Award and Restrictions.   Settlement of an Award of Deferred Stock shall occur upon satisfaction of the vesting criteria and/or expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.
(ii)   Forfeiture.   Except as otherwise determined by the Committee, upon termination of employment during the applicable vesting and/or deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to vesting and/or deferral (other than a deferral at the election of the

Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.
(iii)   Dividend Equivalents.   Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be awarded. Such Dividend Equivalents shall either accrue with respect to such Deferred Stock at the dividend payment date in cash or in shares of Stock or additional Awards of Deferred Stock having a Fair Market Value equal to the amount of such dividends, in each case, subject to the same vesting and/or deferral conditions as the underlying Award of Deferred Stock to which such Dividend Equivalents relate. Dividend Equivalents accrued in cash may be deemed invested in such investment vehicles as the Committee shall determine or permit the Participant to elect.
(f)   Bonus Stock and Awards in Lieu of Obligations.   The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
(g)   Dividend Equivalents.   The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c) hereof; and (ii) in the event Dividend Equivalents are awarded in connection with another Award, the Participant shall receive such Dividend Equivalents only to the extent that the applicable vesting criteria for such Award have been satisfied and, in the case of Dividend Equivalents relating to a Performance Award, such Dividend Equivalents shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.
(h)   Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.
7.   Performance Awards.   The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee, including any Performance Goals; provided that, in the case of non-employee directors, the Committee may grant cash retainers or other fees that are not subject to performance conditions. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”)), no discretion to increase the amounts payable (except as provided under Section 10(c) hereof) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.
8.   Certain Provisions Applicable to Awards.
(a)   Substitute Awards.   Subject to the restrictions on “repricing” set forth in Section 10(e) hereof, Awards granted under the Plan may, in the discretion of the Committee, be granted in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate.
(b)   Term of Awards.   The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).
(c)   Form and Timing of Payment under Awards; Deferrals.   Subject to the terms of the Plan (including Sections 10(h) and (i) hereof) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i) hereof). Installment or deferred payments may be required by the Committee (subject to Sections 10(e) and 10(h) hereof, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Code Section 409A(a)(2)(B)(ii).
(d)   Additional Award Forfeiture Provisions.   The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, the absence of a restatement of the Company’s financial statements, and other restrictions upon, or covenants of, the Participant, including during specified periods following termination of employment or service to the Company.
(e)   Exemptions from Section 16(b) Liability.   With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner intended to cause each transaction with respect to such Participant to be exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b) of the Exchange Act, except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i) hereof) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b) of the Exchange Act. Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
(f)   Prohibition on Loans.   No term of an Award shall provide for a personal loan to a Participant.
(g)   Forfeiture and Clawback Provisions.   Each Award (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of such Award or upon the receipt or resale of any shares of Stock, cash or other property underlying such Award) shall be subject to the provisions of any clawback policy implemented by the Company, whether or not such clawback policy was in place at the time of grant of such Award, to the extent set forth in such clawback policy and/or in the agreement evidencing such Award.
9.   Change in Control.
(a)   Effect of “Change in Control”.   In the event of a “Change in Control”, the following provisions shall apply unless otherwise provided in the Award agreement:
(i)   Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested (at target for Performance Awards) as of the time of the Change in Control; except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof;
(ii)   The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse, such Awards shall be deemed fully vested (at target for Performance Awards) as of the time of the Change in Control and, except as otherwise provided in an award agreement or in the Plan, consideration in respect of such awards shall be payable within 60 days following the time of the Change in Control, in each case, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and
(iii)   With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met at target if and to the extent so provided by the Committee.
The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any Non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Code Section 409A shall be limited to the extent necessary so that the distribution is permitted under Code Section 409A. For this purpose, the distribution of a 409A Award: (i) triggered by a Change in Control will occur within 60 days following a Change in Control if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of Code Section 409A(a)(2)(A)(v) and the applicable regulations thereunder, otherwise distribution will occur at the earliest time permitted under Code Section 409A without incurring additional taxes or penalties; and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will not occur until the first business day following the date that is six months after such termination.
(b)   Definition of “Change in Control”.   A “Change in Control” shall mean the occurrence of any of the following events:
(i)   during any period of 24 consecutive calendar months, individuals who were members of the Board on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the members of the Board; provided, however, that any individual becoming a member of the Board subsequent to the first day of such period whose appointment, election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director; provided further, however, that no such individual shall be an Incumbent Director if such individual’s initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of members of the Board, (B) an actual or threatened solicitation of proxies or consents by or on behalf of any Person or Persons (whether or not acting in concert) other than the Board or (C) an agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation;
(ii)   the consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale, transfer or other similar disposition for value of all or substantially all the assets of the Company to any Person or Persons (other than (1) any disposition to an affiliate or (2) any dividend or distribution of assets (including the stock of any affiliate) to the stockholders of the Company) (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the members of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same relative proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company, or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 40% or more of the combined voting power of the then-outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;
(iii)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change in Control; or
(iv)   any Person, corporation or other entity (other than (A) the Company or (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate) becomes the beneficial owner (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)), directly or indirectly, of securities of the Company representing 40 % or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change in Control: any acquisition (w) directly from the Company, (x) by any employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (ii) above.
For purposes of the foregoing, “Person” means a “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act.

10.   General Provisions.
(a)   Compliance with Legal and Other Requirements.   The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h) hereof, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
(b)   Limits on Transferability; Beneficiaries.   No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any term and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
(c)   Adjustments.   In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Change in Control, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 10(h) and (i) hereof). In furtherance of the foregoing, a Participant who has a legally binding right to compensation under an outstanding Award shall have a legal right to an adjustment to such Award if the Award constitutes a “share-based payment arrangement” and there occurs an “equity restructuring” as such terms are defined under FASB ASC Topic 718. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, including, without limitation, a Change in Control) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that adjustments to Non-409A Awards will be made only to the extent permitted under Code Section 409A. Furthermore, in the event of the occurrence of any transaction or event as described in this Section 10(c), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may: (A) provide for the termination of any Award in exchange for an amount of cash and/or other property with an aggregate value equal to the value of such Award, as determined by the Committee in its sole discretion; (B) provide that an Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Committee; or (C) replace such Award with other rights or property selected by the Committee.
(d)   Taxes.   The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, or require a Participant to remit, any payment relating to an Award, including from a distribution of Stock, or any other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection therewith, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.
(e)   Changes to the Plan and Awards.   The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing”. For this purpose, a “repricing” means: (i) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (ii) any other action that is treated as a repricing under generally accepted accounting principles; or (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.
(f)   Limitation on Rights Conferred under Plan.   Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or

Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(g)   Unfunded Status of Awards; Creation of Trusts.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
(h)   Certain Limitations on Awards to Ensure Compliance with Code Section 409A.   For purposes of the Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) and the applicable regulations thereunder to a “specified employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i) and the applicable regulations thereunder, and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Code Section 409A for such Award. Non-409A Awards that are “grandfathered” under Code Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii); provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this provision of Section 10(h). To further ensure compliance with the requirements of Code Section 409A, Awards other than grandfathered Awards shall be subject to the Company’s Section 409A Compliance Rules, if any. The Company makes no representations or warranties as to the tax treatment of any Award under Code Section 409A or otherwise. The Company shall have no obligation under this Section 10(h) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Code Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Code Section 409A.
(i)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
(j)   Payments in the Event of Forfeitures; Fractional Shares.   Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(k)   Awards to Participants Outside the United States.   The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(k) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.
(l)   Governing Law.   The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Nevada Revised Statutes, the contract and other laws of the State of Nevada without giving effect to principles of conflicts of laws, and applicable federal law.
(m)   Plan Effective Date and Termination.   The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company’s stockholders on June 23, 2003. The Plan was amended and restated upon its approval by the Company’s stockholders on each of June 14, 2005, June 10, 2008, June 17, 2009, June 7, 2011, June 11, 2014, and June 10, 2015, and further amended, effective January 10, 2018, in connection with the Company’s reincorporation, and further amended and restated upon its approval by the Company’s stockholders on each of June 12, 2019, June 9, 2021 and June 10, 2025. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more than 10 years after the date of the latest approval of the Plan by stockholders of the Company.

LIGHT & WONDER

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V74350-P30791 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LIGHT & WONDER, INC.

The Board of Directors recommends you vote FOR proposal 1:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jamie R. Odell
02) Matthew R. Wilson
03) Antonia Korsanos
04) Michael Marchetti
05) Hamish R. McLennan
06) Stephen Morro
07) Virginia E. Shanks
08) Timothy Throsby
09) Kneeland C. Youngblood

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

LIGHT&WONDER.LIGHT & ~NDER. NC.f,601 BEINUDA ROADLASGAS, NV8119TO VOT E , MARK BLOCKS BELOW IN BLUE OR BLACK INK A5 FOLLOWS:□ SCAN TOVIEW MATERIALS &VOTE [>VOTE BY INTERNET8rlrxe The - Go to www.pr:y earn in hand ,.+,enyou access the "'-ebsite and follow the instruc:1ions to obtain your records and to create anelectronic voting instruction form.fuing The Mee/Ng- Go to www vittualshamholdem,eeting.romllNW2025You may attend the meeting •ia the Internet and YOte during the meeting. HiWe the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE -1-800--6!16-6903Use any touch-tone telephone to transmit your voting instructions up until 11 :59 P.M.Eastern Time on June 9, 2025. HaYe your pro>y earn in hand "'hen you call and then follo..-the instructions.VOTE BY MAILMariod, NY11717.V74350-P30791THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KE EP THIS PORTION FOR YOUR RECORDSDETACH AND RE TURN THIS PORTION ONLYLIGHT & WONDER, INC.Tha Board of Dirac:tors racommands you vota FORproposal 1:1. To elect nine members of the Board of Directors to servefor the ensuing ar and until their respective succ.essorsare duly elected and qua lifted.Nomin& l'cr Withhold l'or AllA ll All ExcaptD D DJamie R.. OdellMatthew R.. WilsonAntonia KorsanosMichael MarchettiHamish R.. Mclennang09}Virginia E. ShanksTimothy ThrosbyKneeland C. YoungbloodTha Board of Dinadors rac:ommands you vota FOR tha following propc511I:To withhold authority to vote for any individualnominee(s), mark 'For All Except' and write thenumber(s) of the nomi nee(s) en the Ii ne below.2. To approve, on an advisory basis, the compensation of the Company's named executive officers.Tha Board of Dinactors rac:ommands you vota FOR tha following propc511I:3. To approve an ammdment and rastatement of the Company's 2003 Incentive Compmsation P lan to increase the number of shares of stock authorizedfor issuance theraunder.Tha Board of Dinactors rac:ommands you vota FOR tha following propc511I:4. To ratify the appointmen t of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year endingDecember 31, 2025.NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s} hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. lf a corporation or partnehip, please sign in full corporate or partnership name by authorized officer.Signatura [PLEASE SIGN WITHIN BOX] Date Signatura (Joint Owners} Date7For Against Abstain0 0 DFor Against Abstain0 0 DFor Against Abstain0 0 D

Important Notic e Regarding the Availability of Proxy Materials for th e Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.LIGHT & WONDER, INC.6601 Bermuda Road, Las Vegas, NV 89119THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERS - June 10, 2025V74351-1'30791The undersigned hereby appoints Oliver Chow and James Sottile, or either of them, as Proxy or Proxles of the undersigned with fullpower of substitution to act for the undersigned and to vote the full number of shares of the Common Stock of Light & Wonder, Inc.that the undersigned is entitled to vote at the virtual Annual Meeting of Stockholders of Light & Wonder, Inc. to be held online atwww.virtualshareholdermeeting.com/LNW2025 via a live webcast at 3:00 p.m. PDT on Tuesday, June 10, 2025, and at anyadjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, withrespect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respectto such shares is hereby revoked.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will bevoted in accordanc e with the recommendation of the Board of Directors. (Continued and to be signed on reverse side)

SRN/HIN: I9999999999Phone:1300 850 505 (within Australia)+61 3 9415 4000 (outside Australia)Online:www.investorcentre.com/contactNeed assistance?LIGHT & WONDER, INCARBN 666 710 836Light & Wonder, Inc. Annual MeetingControl Number: 999999PIN: 99999The Light & Wonder, Inc. Annual Meeting will be held on Wednesday, 11 June 2025 at 8.00am (AEST)(Tuesday, 10 June 2025 at 3.00pm U.S. Pacific Daylight Time). You are encouraged to participate in themeeting using the following options:To lodge a vote, access the Notice of Meeting and other meeting documentation visitwww.investorvote.com.au and use the below information:MAKE YOUR VOTE COUNTFor your vote to be effective it must be received by 12.00pm (AEST) on Thursday, 5 June2025, (Wednesday, 4 June 2025 at 7.00pm U.S. Pacific Daylight Time).ATTENDING THE MEETING VIRTUALLYAs a beneficial owner, you are invited to attend the Annual Meeting as a guest, howeverbecause you are not a stockholder of record, you cannot vote the shares underlying your CDIsand/or ask questions in person at the virtual Annual Meeting at:www.virtualshareholdermeeting.com/LNW2025You may elect to receive meeting-related documents, or request a particular one, in electronic or physical formand may elect not to receive annual reports. To do so, contact Computershare.LNWMR SAM SAMPLEFLAT 123123 SAMPLE STREETTHE SAMPLE HILLSAMPLE ESTATESAMPLEVILLE VIC 3030Samples/000001/000001*L000001*

LIGHT & WONDER, INC
ARBN 666 710 836

LNW

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

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PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential.

Samples/000001/000002/i12

SRN/HIN: I9999999999LNWMR SAM SAMPLEFLAT 123123 SAMPLE STREETTHE SAMPLE HILLSAMPLE ESTATESAMPLEVILLE VIC 3030LIGHT & WONDER, INCARBN 666 710 836Each CHESS Depositary Interest (CDI) is equivalent to 1 (one) share of Common Stock of theCompany, so that every 1 (one) CDI registered in your name at Friday, 11 April 2025 at7.00pm (AEST) entitles you to 1 (one) vote.You can vote by completing, signing and returning your CDI Voting Instruction Form. This formgives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote theunderlying shares on your behalf. You need to return the form no later than the time and dateshown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESSDepositary Interest votes and to vote on the underlying shares.For your vote to be effective it must bereceived by 12.00pm (AEST) on Thursday, 5June 2025, (Wednesday, 4 June 2025 at7.00pm U.S. Pacific Daylight Time).YOUR VOTE IS IMPORTANTPhone:1300 850 505 (within Australia)+61 3 9415 4000 (outside Australia)Online:www.investorcentre.com/contactNeed assistance?CDI Voting Instruction FormLodge your Form:Online:Lodge your vote online atwww.investorvote.com.au using yoursecure access information or use yourmobile device to scan the personalisedQR code.Your secure access information isBy Mail:Computershare Investor Services Pty LimitedGPO Box 242Melbourne VIC 3001AustraliaBy Fax:1800 783 447 within Australia or+61 3 9473 2555 outside AustraliaPLEASE NOTE: For security reasons itis important that you keep your SRN/HINconfidential.How to Vote on Items of BusinessSIGNING INSTRUCTIONS FOR POSTAL FORMSOnline:XXControl Number: 999999PIN: 99999Individual: Where the holding is in one name, the securityholder must sign.Joint Holding: Where the holding is in more than one name, all of the securityholders shouldsign.Power of Attorney: If you have not already lodged the Power of Attorney with the Australianregistry, please attach a certified photocopy of the Power of Attorney to this form when youreturn it.Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign inthe boxes provided, which state the office held by the signatory, i.e. Sole Director, SoleCompany Secretary or Director and Company Secretary. Delete titles as applicable.You may elect to receive meeting-relateddocuments, or request a particular one, inelectronic or physical form and may electnot to receive annual reports. To do so,contact Computershare.Samples/000001/000002/i12*M00000112Q02*

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

☐ **Change of address.** If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with '**X**') should advise your broker of any changes.

I 9999999999 IND

CDI Voting Instruction Form

Please mark ☒ to indicate your directions

STEP 1 CHESS Depositary Nominees Pty Ltd will vote as directed

XX

Voting Instructions to CHESS Depositary Nominees Pty Ltd

STEP 2 Items of Business

		For	Against	Withhold
Item 1	To elect nine members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.			
01	Jamie R. Odell	☐	☐	☐
02	Matthew R. Wilson	☐	☐	☐
03	Antonia Korsanos	☐	☐	☐
04	Michael Marchetti	☐	☐	☐
05	Hamish R. McLennan	☐	☐	☐
06	Stephen Morro	☐	☐	☐
07	Virginia E. Shanks	☐	☐	☐
08	Timothy Throsby	☐	☐	☐
09	Kneeland C. Youngblood	☐	☐	☐

Contact Name ____________________ Contact Daytime Telephone ____________________ Date ___/___/___

L NW 999999A

Computershare

I 9999999999Change of address. If incorrect,mark this box and make thecorrection in the space to the left.Securityholders sponsored by abroker (reference numbercommences with ‘X’) should adviseyour broker of any changes.CDI Voting Instruction Form Please mark to indicate your directionsCHESS Depositary Nominees Pty Ltd will vote as directedVoting Instructions to CHESS Depositary Nominees Pty LtdSTEP 1I/We being a holder of CHESS Depositary Interests of Light & Wonder, Inc. hereby direct CHESS Depositary Nominees Pty Ltd to vote theshares underlying my/our holding at the Annual Meeting of Light & Wonder, Inc. to be held virtually on Wednesday, 11 June 2025 at 8.00am(AEST) (Tuesday, 10 June 2025 at 3.00pm U.S. Pacific Daylight Time) and at any adjournment or postponement of that meeting.By execution of this CDI Voting Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or theirsubstitutes to vote in their discretion on such business as may properly come before the meeting.STEP 2 Items of Business PLEASE NOTE: If you mark the Withhold box for an item, you are directing CHESS DepositaryNominees Pty Ltd or their appointed proxy not to vote on your behalf on a show of hands or a poll andyour votes will not be counted in computing the required majority.SIGN Signature of Securityholder(s) This section must be completed.Individual or Securityholder 1 Securityholder 2 Securityholder 3Sole Director and Sole Company Secretary Director Director/Company SecretaryContactNameContactDaytimeTelephone DateItem 1 To elect nine members of the Board of Directors to serve for the ensuing year and until theirrespective successors are duly elected and qualified.Item 3Item 2I NDMR SAM SAMPLEFLAT 123123 SAMPLE STREETTHE SAMPLE HILLSAMPLE ESTATESAMPLEVILLE VIC 3030L NW 9 9 9 9 9 9 A/ /XX02 Matthew R. Wilson03040506070809Antonia KorsanosMichael MarchettiHamish R. McLennanStephen MorroVirginia E. ShanksTimothy ThrosbyKneeland C. YoungbloodTo approve, on an advisory basis, the compensation of the Company's named executive officers.To approve an amendment and restatement of the Company's 2003 Incentive Compensation Plan toincrease the number of shares of stock authorized for issuance thereunder.01 Jamie R. OdellFor Against WithholdFor Against AbstainItem 4 To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered publicaccounting firm for the fiscal year ending December 31, 2025.